                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) December 7, 2001

                              AXEDA SYSTEMS INC.
                              -----------------


              (Exact name of registrant as specified in charter)



DELAWARE                           000-26287                 23-2763854
--------                           ---------                 ----------
(State of other jurisdiction       (Commission               (IRS Employer
of incorporation)                  File Number)              Identification No.)


Two fifty seven Great Valley Parkway, Malvern, Pennsylvania        19355
-----------------------------------------------                    -----
(Address of principal executive offices)                        (Zip Code)


       Registrant's telephone number, including area code (800) 700-0362

                     (formerly RAVISENT TECHNOLOGIES INC)
                      ----------------------------------
        (Former name or former address, if changed since last report.)

ITEM 2 ACQUISITION OR DISPOSITION OF ASSETS.

(a) This current report on Form 8-K/A amends the Current Report on Form 8-K filed by Axeda Systems, Inc (formerly RAVISENT Technologies Inc.) on December 21, 2001 solely to provide the financial statements of the business acquired required by Item 7(a) and Item 7(b) and the pro forma financial information required by Item 7(b).

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)      eMation Financial Statements

------------------------------------------------------------------------------------------------------------------------
                                                                                                                 Page
------------------------------------------------------------------------------------------------------------------------
Audited Consolidated Financial Statements
------------------------------------------------------------------------------------------------------------------------
       Independent Auditors' Report                                                                              1
------------------------------------------------------------------------------------------------------------------------
       Consolidated Balance Sheets, December 31, 2000 and 1999                                                   2
------------------------------------------------------------------------------------------------------------------------
       Consolidated Statements of Operations, Years ended December 31, 2000, 1999 and 1998                       4
------------------------------------------------------------------------------------------------------------------------
       Consolidated Statements of Changes in Shareholders' Equity (Deficiency), Years ended December 31,
       2000, 1999 and 1998                                                                                       5
------------------------------------------------------------------------------------------------------------------------
       Consolidated Statements of Cash Flows, Years ended December 31, 2000, 1999 and 1998                       7
------------------------------------------------------------------------------------------------------------------------
       Notes to Consolidated Financial Statements                                                                9
------------------------------------------------------------------------------------------------------------------------
Unaudited Consolidated Financial Statements
------------------------------------------------------------------------------------------------------------------------
       Consolidated Balance Sheets at September 30, 2001 (unaudited) and December 31, 2000                       30
------------------------------------------------------------------------------------------------------------------------
       Consolidated Statements of Operations, Nine Months ended September 30, 2001 and 2000 (unaudited)          32
------------------------------------------------------------------------------------------------------------------------
       Consolidated Statements of Changes in Shareholders' Equity (Deficiency), Nine Months ended
       September 30, 2001 and 2000 (unaudited)                                                                   33
------------------------------------------------------------------------------------------------------------------------
       Consolidated Statements of Cash Flows,  Nine Months ended September 30, 2001 and 2000 (unaudited)         34
------------------------------------------------------------------------------------------------------------------------
       Notes to Consolidated Financial Statements                                                                36
------------------------------------------------------------------------------------------------------------------------

                        REPORT OF INDEPENDENT AUDITORS

                            To the shareholders of

                                 eMATION LTD.


         We have audited the accompanying consolidated balance sheets of eMation Ltd. and its subsidiaries ("the Company") as of December 31, 1999 and 2000, and the related consolidated statements of operations, changes in shareholders' equity (deficiency) and cash flows for each of three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Company's management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 1999 and 2000, and the consolidated results of their operations and cash flows for each of the three years in the period ended December 31, 2000, in conformity with generally accepted accounting principles in the United States.




Tel-Aviv, Israel                                   KOST FORER & GABBAY
March 11, 2001                           A Member of Ernst & Young International
                       eMATION LTD. AND ITS SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                                                      Year ended December 31,
                                                                      ------------------------
                                                                          2000        1999
                                                                      ------------ -----------
                                                                          U.S. dollars in
                                                                             thousands
                             ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.......................................    $      6,105 $     1,585
  Trade receivables (net of allowance for doubtful accounts of
   $46 and $278 as of December 31, 1999 and 2000, respectively)...           3,024       2,706
  Other accounts receivable and prepaid expenses (Note 3..........             630         649
  Inventories.....................................................             200         218
                                                                      ------------ -----------
    Total current assets..........................................           9,959       5,158
                                                                      ------------ -----------
LONG-TERM INVESTMENTS:
Long-term receivables.............................................             208          28
Severance pay fund................................................             375         314
                                                                      ------------ -----------
    Total long-term investments...................................             583         342
                                                                      ------------ -----------
PROPERTY AND EQUIPMENT, NET (Note 4)..............................           1,398         651
                                                                      ------------ -----------
OTHER ASSETS, NET (Note 5)........................................           7,777         680
                                                                      ------------ -----------
    Total assets..................................................    $     19,717 $     6,831
                                                                      ============ ===========

   The accompanying notes are an integral part of the consolidated financial statements.

                       eMATION LTD. AND ITS SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                                                                               December 31,
                                                                                        ---------------------------
                                                                                             2000          1999
                                                                                        -------------  ------------
                                                                                         U.S. dollars in thousands
                                                                                            (except share data)
 LIABILITIES, REDEEMABLE PREFERRED D SHARES AND
        SHAREHOLDERS' EQUITY (DEFICIENCY)
CURRENT LIABILITIES:
  Short-term bank credit (Note 7).................................................      $          --  $         82
  Current maturities of long-term loans from
   banks and others (Note 9)......................................................                510           248
  Trade payables..................................................................              1,858           954
  Employees and payroll accruals..................................................              1,771           985
  Accrued expenses and other liabilities (Note 6).................................              2,572           885
  Convertible loans from shareholders (Note 14(4))................................                 --           529
                                                                                        -------------  ------------
    Total current liabilities.....................................................              6,711         3,683
                                                                                        -------------  ------------
LONG-TERM LIABILITIES:
  Loan from a shareholder (Note 8)................................................                 --           434
  Long-term loans from banks and others, net of
   current maturities (Note 9) ...................................................              2,336         1,987
  Accrued severance pay...........................................................                629           483
                                                                                        -------------  ------------
    Total long-term liabilities...................................................              2,965         2,904
                                                                                        -------------  ------------
CONTINGENT LIABILITIES AND COMMITMENTS (Note 10) REDEEMABLE PREFERRED D
SHARES OF NIS 0.05 PAR VALUE (Note 14): 6,000,000 shares authorized as of
 December 31, 2000; 5,228,051 shares issued and outstanding as of December 31,
 2000; aggregate liquidation preference of $25,611 as of December 31, 2000........             24,951            --
                                                                                        -------------  ------------

SHAREHOLDERS EQUITY (DEFICIENCY)
Share capital (Note 14)--
Preferred A shares of NIS 0.05 par value:
 1,890,333 shares authorized as of December 31, 1999 and 2000; 1,388,000 shares issued and outstanding as of December 31, 1999 and 2000; aggregate liquidation preference of $4,396 and 5,093 as of December 31, 1999 and 2000,
 respectively.....................................................................                 21            21
Preferred B shares of NIS 0.05 par value:
 2,500,000 shares authorized as of December 31, 1999 and 2000; 1,301,455 and
 1,451,447 shares issued and outstanding as of December 31, 1999 and 2000, respectively; aggregate liquidation preference of $5,554 and $6,634 as of
 December 31, 1999 and 2000, respectively.........................................                 20            18
Ordinary shares of NIS 0.05 par value: 4,000,007 and 8,000,007 shares authorized as of December 31, 1999 and 2000, respectively;  2,541,229 and 3,139,306 shares issued and outstanding as of December 31, 1999 and 2000,
  respectively....................................................................                 47            39
  Additional paid-in capital......................................................             12,615         9,353
  Deferred stock compensation.....................................................               (131)         (111)
  Accumulated other comprehensive loss............................................               (132)          (57)
  Accumulated deficit.............................................................            (27,350)       (9,019)
                                                                                        -------------  ------------
    Total shareholders' equity (deficiency).......................................            (14,910)          244
                                                                                        -------------  ------------
    Total liabilities, redeemable Preferred D
     shares and shareholders' equity (deficiency).................................      $      19,717  $      6,831
                                                                                        =============  ============


  The accompanying notes are an integral part of the consolidated financial statements.

                       eMATION LTD. AND ITS SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS



                                                 Year ended December 31,
                                             ----------------------------------
                                                2000        1999        1998
                                             ----------  ----------  ----------
                                                U.S. dollars in thousands
                                               (except share and per share
                                                          data)
Revenues (Note 15a)........................  $   10,012  $   10,457  $    7,720
Cost of revenues...........................       1,276       1,397       1,069
                                             ----------  ----------  ----------
Gross profit...............................       8,736       9,060       6,651
                                             ----------  ----------  ----------
Operating expenses:
  Research and development, net (Note
   16a)....................................       6,098       2,082       1,693
  Selling and marketing, net (including $0,
   $0 and $409 stock compensation expenses
   as of 1998, 1999 and 2000,
   respectively)...........................      13,663       6,618       6,784
  General and administrative (including
   $16, $30 and $109 stock compensation
   expenses as of 1998, 1999 and 2000,
   respectively)...........................       6,425       1,492       1,056
  In process research and development
   write-off...............................          --          --         269
                                             ----------  ----------  ----------
    Total operating expenses...............      26,186      10,192       9,802
Operating loss.............................     (17,450)     (1,132)     (3,151)
Financial income (expenses), net (Note
 16b)......................................        (191)       (317)         27
Financial expenses related to amortization
 of compensation related to warrants
 granted to investors in convertible loan
 (Note 14(4))..............................        (500)     (1,350)         --
Financial expenses resulting from
 compensation related to amortization of
 beneficial conversion feature and
 compensation related to warrants granted
 in connection to issuance of redeemable
 Preferred D shares (Note 14(4))...........        (190)         --          --
Other expenses, net........................          --          --          (5)
                                             ----------  ----------  ----------
Loss for the year..........................  $  (18,331) $   (2,799) $   (3,129)
                                             ==========  ==========  ==========
Accretion of redemption value of Series D
 redeemable Preferred shares...............  $   (1,319) $       --  $       --
                                             ==========  ==========  ==========
Net loss to Shareholders of Ordinary
 shares....................................  $  (19,650) $   (2,799) $   (3,129)
                                             ==========  ==========  ==========
Basic and diluted net loss per Ordinary
 share.....................................  $    (6.74) $    (1.21) $    (1.50)
                                             ==========  ==========  ==========
Weighted average number of shares used in
 computing basic and diluted net loss per
 Ordinary share............................   2,916,175   2,317,912   2,086,606
                                             ==========  ==========  ==========


  The accompanying notes are an integral part of the consolidated financial statements.

                       eMATION LTD. AND ITS SUBSIDIARIES
    CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIENCY)

                                                                                Accumulated                                Total
                                                       Additional   Deferred       other                     Total     shareholders'
                                    Preferred Ordinary  paid-in      stock     comprehensive Accumulated comprehensive    equity
                                     shares    shares   capital   compensation     loss        deficit       loss      (deficiency)
                                    --------- -------- ---------- ------------ ------------- ----------- ------------- -------------
                                                                       U.S. dollars in thousands
Balance as of January 1, 1998....     $34      $32     $ 6,206      $  --         $  (5)     $ (3,091)                  $  3,176
 Issuance of shares, net.........      --        6         178         --            --            --                        184
 Deferred compensation
  associated with the
  acquisition of Factorysoft.....      --       --         157       (157)           --            --                         --
 Amortization of deferred
  compensation...................      --       --          --         16            --            --                         16
 Comprehensive loss:
 Foreign currency translation
  adjustments....................      --       --          --         --            (4)           --     $     (4)           (4)
 Net loss........................      --       --          --         --            --        (3,129)      (3,129)       (3,129)
                                      ---      ---     -------      -----         -----      --------     --------      --------
 Total comprehensive loss........                                                                         $ (3,133)
                                                                                                          ========
Balance as of December 31, 1998..      34       38       6,541       (141)           (9)       (6,220)                       243
 Amortization of compensation
  related to warrants granted
  to investors in convertible
  loan...........................      --       --       1,350         --            --            --                      1,350
 Issuance of shares..............       5        1       1,462         --            --            --                      1,468
 Amortization of deferred stock
  compensation associated with
  stock option grants............      --       --          --         30            --            --                         30
 Comprehensive loss:
 Foreign currency translation
  adjustments....................      --       --          --         --           (48)           --     $    (48)          (48)
 Net loss........................               --          --         --            --        (2,799)      (2,799)       (2,799)
                                      ---      ---     -------      -----         -----      --------     --------      --------
 Total comprehensive loss........                                                                         $ (2,847)
                                                                                                          ========
Balance as of December 31, 1999..      39       39       9,353       (111)          (57)       (9,019)                       244
 Issuance of shares, net.........       2       --         551         --            --            --                        553
 Beneficial conversion feature
  related to warrants granted
  in connection with the
  issuance of convertible
  securities.....................      --       --         955         --            --            --                        955
 Stock-based compensation
  related to warrants granted
  for service providers..........      --       --         209         --            --            --                        209
 Accretion of Redeemable
  Preferred D shares.............      --       --      (1,319)        --            --            --                     (1,319)
 Stock compensation related to
  grant of options as part of
  the acquisition of Intuitive
  (See Note 1b)..................      --       --       1,230         --            --            --                      1,230
 Issuance of shares related to
  the acquisition of Intuitive,
  net (See Note 1b)..............      --        8       1,506         --            --            --                      1,514
 Deferred stock compensation.....      --       --         130       (130)           --            --                         --
 Amortization of deferred stock
  compensation...................      --       --          --        110            --            --                        110
 Comprehensive loss:
 Foreign currency translation
  adjustments....................      --       --          --         --           (75)           --     $    (75)          (75)
 Net loss........................      --       --          --         --            --       (18,331)     (18,331)      (18,331)
                                      ---      ---     -------      -----         -----      --------     --------      --------
 Total comprehensive loss........                                                                         $(18,406)
                                                                                                          ========
Balance as of December 31, 2000..     $41      $47     $12,615      $(131)        $(132)     $(27,350)                  $(14,910)
                                      ===      ===     =======      =====         =====      ========                   ========

  The accompanying notes are an integral part of the consolidated financial statements.

                       eMATION LTD. AND ITS SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                Year ended December 31,
                                                              --------------------------
                                                                2000     1999     1998
                                                              --------  -------  -------
                                                                  U.S. dollars in
                                                                     thousands
                                                                (except share data)
Cash flows from operating activities:
  Net loss.................................................   $(18,331) $(2,799) $(3,129)
Adjustments to reconcile net loss to net cash used
 in operating activities:
   Depreciation and amortization...........................      2,027      440      330
   Amortization of deferred stock compensation.............        110       30       16
   Compensation related to warrants granted to
    investors in convertible loan..........................        500    1,350       --
   Compensation related to warrants granted in
    connection to issuance of redeemable Preferred
    D shares...............................................        190       --       --
   Accrued interest on long-term loans.....................         63      129      (15)
   Accrued severance pay, net..............................         85       40       20
   Loss (gain) from sale of property and equipment,
    net....................................................        (10)      --       25
   Compensation related to warrants granted to
    services providers.....................................        477       --       --
   Decrease (increase) in trade receivables, net...........         (3)    (688)      69
   Write-off of in process research and
    development............................................         --       --      269
   Increase (decrease) in other accounts receivable
    and prepaid expenses...................................        154     (110)      85
   Increase in inventories.................................         (4)     (67)     (21)
   Increase in trade payables..............................        921      105       66
   Increase (decrease) in employees and payroll
    accruals...............................................        786      358     (594)
   Increase (decrease) in accrued expenses and
    other liabilities......................................       (185)     308      211
                                                              --------  -------  -------
  Net cash used in operating activities....................    (13,220)    (904)  (2,668)
                                                              --------  -------  -------
Cash flows from investing activities:
  Purchase of property and equipment.......................     (1,340)    (388)    (237)
  Increase in other long-term receivables..................       (180)     (28)      --
  Proceeds from sale of property and equipment.............         44       --       38
  Payment for the acquisition of net assets of
   Intuitive Technologies Corporation(1)...................     (4,357)      --       --
  Payment for the acquisition of Factorysoft(2)............         --       --     (488)
                                                              --------  -------  -------
Net cash used in investing activities......................     (5,833)    (416)    (687)
                                                              --------  -------  -------
Cash flows from financing activities:
  Short-term bank credit, net..............................        (82)    (602)     231
  Proceeds from convertible loans from
   shareholders............................................      3,491      611    1,239
  Principal payment of convertible loans from
   shareholders............................................       (247)      --       --
  Proceeds from long-term loans............................      2,640    2,310       --
  Principal payment of long-term loans from banks
   and others..............................................     (2,465)     (97)      (4)
  Proceeds from issuance of Redeemable Preferred D
   shares and warrants, net................................     20,239       --       --
  Proceeds from exercise of options........................          9       11       --
                                                              --------  -------  -------
Net cash provided by financing activities..................     23,585    2,233    1,466
                                                              --------  -------  -------
Effect of exchange rate changes on cash and cash
 equivalents...............................................        (12)     (42)      (5)
                                                              --------  -------  -------
Increase (decrease) in cash and cash equivalents...........      4,520      871   (1,894)
Cash and cash equivalents at the beginning of the
 year......................................................      1,585      714    2,608
                                                              --------  -------  -------
Cash and cash equivalents at the end of the year...........   $  6,105  $ 1,585  $   714
                                                              ========  =======  =======

  The accompanying notes are an integral part of the consolidated financial statements.

                       eMATION LTD. AND ITS SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF CASH FLOWS--(Continued)


                                                           Year ended December
                                                                    31,
                                                         ----------------------
                                                           2000    1999   1998
                                                         -------  ------ ------
                                                            U.S. dollars in
                                                           thousands (except
                                                              share data)
(1) Payment for the acquisition of the net assets of
    Intuitive Technologies Corporation (ITC) (see
    Note 1b):
    The fair value of the estimated (unaudited) net
    assets acquired at the acquisition date is as
    follows:
    Working capital, net (excluding cash and cash
    equivalents of $68)................................. $ 1,325  $   -- $   --
    Property and equipment..............................     (34)     --     --
    Goodwill............................................  (7,269)     --     --
    Technology..........................................    (980)     --     --
    Assembled workforce.................................    (280)     --     --
                                                         -------  ------ ------
                                                          (7,238)     --     --
    Less Amount acquired by the issuance of shares
    and options and other non-cash considerations.......   2,881      --     --
                                                         -------  ------ ------
                                                         $(4,357) $   -- $   --
                                                         =======  ====== ======
(2) Payment for the acquisition of Factorysoft Inc.
    (see Note 1(d)):
    The fair value of the estimated (unaudited)
    assets acquired and liabilities assumed at the
    acquisition date is as follows:
    Working capital, net (excluding cash and cash
    equivalents of $22)................................. $    --  $   -- $  604
    Property and equipment..............................      --      --    (33)
    In-process research and development.................      --      --   (269)
    Goodwill............................................      --      --   (947)
                                                         -------  ------ ------
                                                              --      --   (645)
    Less--amount acquired by the issuance of shares.....      --      --    157
                                                         -------  ------ ------
                                                         $    --  $   -- $ (488)
                                                         =======  ====== ======
(3) Non-cash transactions:
    Conversion of bridge loans into redeemable
    preferred D shares.................................. $ 3,258  $   -- $   --
                                                         =======  ====== ======
    Conversion of shareholders' loans into preferred
    B shares............................................ $   544  $1,457 $   --
                                                         =======  ====== ======
    Issuance of warrants granted to services
    provider............................................ $   132  $   -- $   --
                                                         =======  ====== ======
    Supplemental disclosure of cash flows information:
    Interest paid during the year....................... $   288  $  127 $   66
                                                         =======  ====== ======

  The accompanying notes are an integral part of the consolidated financial statements.

                       eMATION LTD. AND ITS SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 U.S. dollars in thousands (except share data)


NOTE 1: GENERAL

a. eMation Ltd. and its subsidiaries (the Company) are engaged in the development, marketing and selling of software products and technologies used by multiple industries and customers worldwide for Device Relationship Management, data visualization, data acquisition and control and communication through the internet.

The Company distributes its products through direct sales to original equipment manufactures (OEM) and enterprise customers, as well as through distributors and value-added resellers. The Company maintains regional sales and support offices in the United States, Japan, France, the Netherlands and the United Kingdom where the Company has wholly owned subsidiaries (see Note 15).

The Company's financial statements have been presented on the basis that it is a going concern, which contemplated the realization of assets and the satisfaction of liabilities in the normal course of business.

Since inception, the Company has an accumulated deficit of $27,350 as of December 31, 2000 and has negative cash flows from operations activities in the amount of $2,668, $904 and $13,220 for the year ended 1998, 1999 and 2000, respectively.

The Company will need to obtain additional funds to continue its operations. The Company's management believes that sufficient funds will be available from existing or additional investors or other sources to provide the necessary liquidity to meet the Company's financing needs.

b. Acquisition of Intuitive Technologies Corporation:

On May 19, 2000, the Company acquired the intangible assets and most of the tangible assets and assumed the liabilities ("Net Assets") of Intuitive Technologies Corporation (ITC). ITC is engaged in the development and marketing of software for applications in process manufacturing. The results of ITC are included in the statements of operations commencing on the date of acquisition.

The total consideration of $7,306, consisted of $4,425 in cash, 650,077 of the Company's Ordinary shares with a value of $1,515, options granted to ITC former employees to purchase 627,213 of the Company's Ordinary shares at an exercise price of $0.10 with a value of $1,230, and other non-cash considerations granted to an ITC former shareholder with a value of $136 (see Note 12).

100,000 Ordinary shares of the total consideration are contingent upon the fulfillment of several provisions which were determinable at the acquisition date. These shares are to be held in escrow for a period of one year from the date of acquisition and then transferred to ITC depending on the fulfillment of the provisions. As of the acquisition date management believed that all the escrowed shares will be distributed.

The acquisition was accounted for on the basis of the purchase method of accounting and accordingly, the purchase price had been allocated based on the fair value of the assets, acquired and liabilities assumed of ITC and resulting in the recording of: $ 7,269 as goodwill, $ 980 as core technology and $ 280 as assembled workforce and accordingly, the purchase price had been allocated based on the fair value of the assets
                       eMATION LTD. AND ITS SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                 U.S. dollars in thousands (except share data)


Following are the unaudited pro forma results of operations for the years ended December 31, 1999 and 2000, assuming that the acquisition of ITC had occurred on January 1, 1999 and January 1, 2000, respectively:


                                                      Year ended December 31,
                                                     -------------------------
                                                         2000         1999
                                                     ------------  -----------
                                                             Unaudited
Total revenues...................................... $     10,851  $    12,336
Net loss to shareholders of Ordinary shares.........      (20,194)      (5,080)
Basic and diluted net loss per Ordinary share.......        (6.39)       (1.71)


c. Issuance of redeemable preferred D shares:

On May 17, 2000, the Company issued 4,444,754 shares of Redeemable Series D Preferred shares, (Series D) for aggregate proceeds of $20,239, net of issuance costs of $518. Along with this agreement, the Company issued warrants to purchase 960,898 Ordinary shares of the Company, with an exercise price of $2.33 per share and a contractual life of five years. In addition, investors in the Series D bridge loan converted an aggregate $3,258 of principal and interest in exchange for 697,644 shares of Series D, and warrants to purchase 151,570 shares of series D at $4.67 per share.

In November 2000, the Company issued 85,653 redeemable Series D shares along with warrants to purchase 16,000 Ordinary shares of the Company's shares at an exercise price of $2.33 per share, in exchange for consulting services. The $409 fair market value of this transaction was recorded as selling and marketing expense during 2000.

Accordingly, the total $23,897 net consideration from this offering was allocated to the redeemable Series D Preferred shares and the related warrants, based on each of their fair values, on a pro-rata basis resulting in $23,632 and $265, respectively. The fair value of the warrants was calculated using a Black-Scholes Valuation Model with the following assumptions: risk free interest of 6.5% dividend yield of 0%, volatility factor of the expected market price of the Company's Ordinary shares of 0.1% and an expected life of two years.

d. Acquisition of Factorysoft Inc.:

During 1998, the Company purchased all of the outstanding share capital of Factorysoft Inc., a U.S. company that focused on the development of industrial control servers.

The total purchase price consideration, with an aggregate value of $ 667 is composed of incurred costs of $ 510 in cash and 430,439 of the Company's Ordinary shares with a value of $ 157. The acquisition was accounted for on the basis of the purchase method of accounting and accordingly, the purchase price had been allocated based on the fair value of the assets aquired and liabilities assumed of Factorysoft Inc. and resulting in the recording of $ 947 as goodwill.

In connection with Factorysoft Inc. acquisition, the Company recorded a one-time expense of $ 269 to write-off the in-process technology acquired from Factorysoft Inc., for which technological feasibility has not yet been established and for which no alternative future use exists.

Proforma information in accordance with APB-16 has not been provided, since the revenues for 1997 and 1998 were not material in relation to total consolidated revenues and net loss. The result of Factorysoft Inc. are included in the statements of operations commencing on the date of acquisition.

                       eMATION LTD. AND ITS SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                 U.S. dollars in thousands (except share data)


NOTE 2: SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (U.S. GAAP).

a. Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

b. Financial statements in U.S. dollars:

A majority of the revenues of eMation Ltd. ("the Company" in this Note) is generated in U.S. dollars ("dollar"). In addition, a substantial portion of the Company's costs is incurred in dollars. The Company's management believes that the dollar is the primary currency of the economic environment in which the Company operates. Thus, the functional and reporting currency of the Company is the dollar.

Accordingly, monetary accounts maintained in currencies other than the dollar are remeasured into U.S. dollars in accordance with Statement No. 52 "Foreign Currency Translation" of the Financial Accounting Standard Board ("FASB"). All transactions gains and losses of the remeasurement of monetary balance sheet items are reflected in the consolidated statements of operations as financial income or expenses as appropriate.

The financial statements of all the subsidiaries whose functional currency, other than the dollar, is determined to be their local currencies, have been translated into U.S. dollars. All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet date. Statement of Operation items have been translated using the average exchange rate for the period reported. The resulting translation adjustments are reported as other comprehensive loss in the statements of shareholders' equity (deficiency).

c. Principles of consolidation:

The consolidated financial statements include the accounts of eMation Ltd. and its subsidiaries. Intercompany balances and transactions including, profits from intercompany sales not yet realized outside the group, have been eliminated upon consolidation.

d. Cash equivalents:

The Company considers all highly liquid investments with maturities of three months or less at the date of purchase, to be cash equivalents.

e. Inventories:

Inventories consist only of finished products, and are presented at the lower of cost or market value. Inventory write-offs are provided for slow-moving or technologically obsolete items. Cost is determined on a "first-in, first-out" method.

f. Property and equipment:

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, mainly ranging from two to ten years. Leasehold improvements are amortized using the straight-line method over the term of the lease (which is shorter than the estimated useful life of the asset).

The Company periodically assesses the recoverability of the carrying amount of property and equipment, providing for any possible impairment losses, based on the difference between the carrying amount and fair value of such assets in accordance with SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". As of December 31, 2000, no impairment losses have been identified.

                       eMATION LTD. AND ITS SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                 U.S. dollars in thousands (except share data)


g. Other assets:

Other assets include purchased technology, goodwill and assembled workforce which are stated at amortized cost. Amortization is calculated using the straight-line method over the estimated useful lives of the assets. The estimated useful life of the goodwill is five years and the estimated useful life of the purchased technology and assembled workforce is three years.

The Company evaluates periodically the realization of goodwill and other intangible assets and the appropriateness of the amortization period based on the estimated future undiscounted cash flows derived from the asset. Any impairment loss is recognized in the statement of operations. Based on its most recent analyses, management believes that no impairment of other assets exists as of December 31, 2000.

h. Severance pay:

The Company's liability for severance pay is calculated pursuant to Israeli severance pay law based on the most recent salary of the employees multiplied by the number of years of employment, as of the balance sheet date. Employees are entitled to one month's salary for each year of employment or a portion thereof. The Company's liability for all of its employees, is fully provided by monthly deposits with insurance policies and by an accrual. The value of these policies is recorded as an asset in the Company's balance sheet.

The deposited funds include profits accumulated up to the balance sheet date. The deposited funds may be withdrawn only upon the fulfillment of the obligation pursuant to Israeli severance pay law or labor agreements. The value of the deposited funds is based upon the cash surrendered value of these policies, and includes immaterial profits.

Severance expenses for the years ended December 31, 1998, 1999 and 2000 amounted to approximately $169, $163 and $ 296, respectively.

i. Revenue recognition:

In December 1999, the SEC issued Staff Accounting Bulletin No. 101 ("SAB 101"), as amended in June 2000, which summarizes the staff's views in applying generally accepted accounting principles to revenue recognition in financial statements. The Company adopted SAB 101 during the fourth quarter of 2000. The adoption did not have a significant effect on the consolidated results of operations or financial position.

Revenues from software sales are recognized in accordance with SOP 97-2 "Software Revenue Recognition", as amended. License revenues are comprised of perpetual license fees which are derived from contracts with original equipment manufactures ("OEM") and distributors all of which are considered end users. The Company and its subsidiaries do not grant rights of return. License revenues from sales to distributors and OEM are recognized upon delivery of the software when collection is probable; the license fee is otherwise fixed or determinable; no further obligation remains; and persuasive evidence of an arrangement exists.

Service revenues are comprised of revenues from maintenance and support arrangements, consulting fees, and training, none of which are considered essential to the functionality of the software license. Revenues from support and maintenance arrangements are deferred and recognized on a straight-line basis as service revenues over the life of the related agreement. Consulting and training revenues are recognized at the time the services are rendered.

Where software arrangements involve multiple elements, revenue is allocated to each element based on vendor specific objective evidence ("VSOE") of the relative fair values of each element in the arrangement, in accordance with the "residual method" prescribed by SOP 98-9 "Modification of SOP 97-2, Software Revenue Recognition, with respect to certain transactions". The VSOE of fair value of consulting, support, training and maintenance is determined based on the price charged when these elements are sold separately.

Deferred revenue also includes amounts received from customers for which revenue has not yet been recognized.

License revenue are recorded based on the residual method. Under the residual method revenue is recognized for the delivered elements where (1) there is VSOE or the fair values of all the undelivered elements and (2) all revenues recognition criteria of SOP 97-2, as amended, are satisfied.

                       eMATION LTD. AND ITS SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                 U.S. dollars in thousands (except share data)


j. Income taxes:

eMation Ltd. and its subsidiaries account for income taxes in accordance with Statement of Financial Accounting Standards, ("SFAS") 109, "Accounting for Income Taxes". This statement prescribes the use of the asset and liability approach whereby deferred tax assets and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company and its subsidiaries provide a valuation allowances, if necessary, to reduce deferred tax assets to their estimated realizable value.

k. Research and development costs:

Research and development costs consist primarily of software development costs. Statement of Financial Accounting Standards ("SFAS") No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed", requires capitalization of certain software development costs subsequent to the establishment of technological feasibility.

Based on the product development process, technological feasibility is established upon completion of a working model. The Company does not incur material costs between the completion of the working model and the point at which the product is ready for general release. Therefore, research and development costs, net of grants received, are charged to operations as incurred.

l. Royalty-bearing grants:

Royalty-bearing grants from the Government of Israel for funding of approved research and development projects and for the encouragement of marketing activity, are recognized when the Company is entitled to such grants, on the basis of the costs incurred, and are netted from research and development costs, and selling and marketing expenses, respectively.

m. Concentrations of credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and trade receivables and long-term receivables. The Company's cash and cash equivalents are invested in deposits with major Israeli and U.S. banks. Management believes that the financial institutions that hold the Company's investments are financially sound and, accordingly, minimal credit risk exists with respect to these deposits. The Company's trade receivables and long-term receivables are derived from sales to customers located primarily in the U.S. and Europe. The Company performs ongoing credit evaluations of its trade receivables. In management's estimation, the allowance for doubtful accounts adequately covers anticipated losses in respect of its trade receivables credit risks. The allowance for doubtful accounts is determined with respect to specific debts that are doubtful of collection.

The Company has no off-balance sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign currency hedging arrangements.

n. Accounting for stock-based compensation:

The Company follows Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" ("APB 25") and Interpretation No. 44 "Accounting for Certain Transactions Involving Stock Compensation" ("FIN 44") in accounting for its employee stock option plans. Under APB 25, when the exercise price of the Company's share options is less than the best estimated market price of the underlying shares on the date of grant, compensation expense is recognized. The pro forma disclosures required by SFAS No. 123 Accounting for Stock-Based Compensation ("SFAS 123"), are provided in Note 14(2)b.

The Company applies SFAS 123 and EITF 96-18 "Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" ("EITF 96-18") with respect to warrants issued to non-employees. SFAS 123 requires use of an option valuation model to measure the fair value of the warrants at the grant date.

                       eMATION LTD. AND ITS SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)
                 U.S. dollars in thousands (except share data)

o. Fair value of financial instruments:

The following methods and assumptions were used by the Company in estimating the fair value disclosures of financial instruments:

The carrying amounts of cash and cash equivalents, trade receivables, short term bank credit, and trade payables approximate their fair value due to the short-term maturity of such instruments.

The carrying amount of the Company's long term receivables and long-term borrowings arrangements approximate their fair value. The fair value was estimated using discounted cash flows analyses, based on the Company's current interest rates for similar arrangements.

p. Basic and diluted net loss per share:

Basic net earnings (loss) per share is computed based on the weighted average number of Ordinary shares outstanding during each year. Diluted net earnings per share is computed based on the weighted average number of Ordinary shares outstanding during each year, plus potential dilutive securities considered outstanding during the year, in accordance with FASB Statement No. 128, "Earnings per share".

All convertible preferred shares and redeemable convertible preferred shares, outstanding stock options, and warrants have been excluded from the calculation of the diluted net loss per Ordinary share because inclusion of such amounts would have been anti-dilutive for all periods presented.

q. Redeemable preferred shares:

Redeemable preferred D shares, which entitles their holders to redeem their shares in certain events, is initially measured at fair value (consideration received) and reported in shareholders' equity and the amount equal to its cash redemption value is transferred apart from the shareholders' equity and classified as a mezzanine finance in redeemable preferred shares. The annual accretion of the redemption value computed using the interest method is presented as a decrease from additional paid-in capital.

r. Reclassification:

Certain prior year amounts have been reclassified to conform with their current period presentation.

s. Impact of recently issued accounting standards:

In June 1998, the Financial Accounting Standards Board issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, which is required to be adopted in years beginning after June 15, 2000. Because of the Company's minimal use of derivatives, management does not anticipate that the adoption of the new Statement will have a significant effect on earnings or the financial position of the Company.


NOTE 3: OTHER ACCOUNTS RECEIVABLE AND PREPAID EXPENSES


                                                                  December 31,
                                                                  -------------
                                                                   2000   1999
                                                                  ------ ------
   Employees..................................................... $   57 $   27
   Prepaid expenses..............................................    288    149
   Government authorities........................................    211    349
   Related party.................................................     --     66
   Others........................................................     74     58
                                                                  ------ ------
                                                                  $  630 $  649
                                                                  ====== ======
                       eMATION LTD. AND ITS SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)
                 U.S. dollars in thousands (except share data)

NOTE 4: PROPERTY AND EQUIPMENT, NET

                                                                  December 31,
                                                                  -------------
                                                                   2000   1999
                                                                  ------ ------
   Cost:
     Computer equipment.......................................... $1,847 $1,158
     Office furniture and equipment..............................    816    322
     Leasehold improvements......................................    140     40
     Motor vehicles..............................................     30    101
                                                                  ------ ------
                                                                   2,833  1,621
                                                                  ------ ------
   Accumulated depreciation:
     Computer equipment..........................................  1,088    773
     Office furniture and equipment..............................    283    115
     Leasehold improvements......................................     53     18
     Motor vehicles..............................................     11     64
                                                                  ------ ------
                                                                   1,435    970
                                                                  ------ ------
   Depreciated cost.............................................. $1,398 $  651
                                                                  ====== ======

Depreciation expenses for the years ended December 31, 1998, 1999 and 2000, were $226, $251 and $569, respectively. For charges, see Note 13.

NOTE 5: OTHER ASSETS, NET


                                                                  December 31,
                                                                  -------------
                                                                   2000   1999
                                                                  ------ ------
Original amounts:
   Goodwill...................................................... $8,216 $  947
   Technology....................................................    980     --
   Assembled workforce...........................................    280     --
                                                                  ------ ------
                                                                   9,476    947
                                                                  ------ ------
Accumulated amortization:
   Goodwill......................................................  1,422    267
   Technology....................................................    216     --
   Assembled workforce...........................................     61     --
                                                                  ------ ------
                                                                   1,699    267
                                                                  ------ ------
Amortized cost................................................... $7,777 $  680
                                                                  ====== ======

Amortization expenses amounted to $79, $189 and $1,438 for the years ended December 31, 1998, 1999 and 2000, respectively. For charges see Note 13.

                       eMATION LTD. AND ITS SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)
                 U.S. dollars in thousands (except share data)

NOTE 6: ACCRUED EXPENSES AND OTHER LIABILITIES


                                                                December 31,
                                                                ------------
                                                                 2000  1999
                                                                ------ -----
   Royalties to the Government................................. $  463 $ 316
   Deferred revenues...........................................  1,449   300
   Related party...............................................     37    --
   Accrued expenses............................................    623   269
                                                                ------ -----
                                                                $2,572 $ 885
                                                                ====== =====

NOTE 7: SHORT-TERM BANK CREDIT

                                                       Interest  December 31,
                                                         Rate    ------------
                                                           %     2000  1999
                                                       --------  ----  ----

   Bank credit........................................   14-18   $ --  $ 82
                                                         =====   ====  ====


Unutilized credit line as of December 31, 2000 aggregated to $50.


NOTE 8: LOAN FROM A SHAREHOLDER

The loan is linked to the Israeli Consumer Price Index ("CPI") and does not bear interest. In June 2000 the loan was repaid.


NOTE 9: LONG-TERM LOANS FROM BANKS AND OTHERS

a. Composed as follows:



                                                     Interest
                                                       rate    December 31,
                                                    ---------- -------------
                                                    2000  1999  2000   1999
                                                    ----- ---- ------ ------
                                                      %    %
                                                    ----- ----
   Banks...........................................   8.7  8.2 $1,650 $1,500
   Others.......................................... 12-13 9-13  1,196    735
                                                               ------ ------
                                                                2,846  2,235
   Less--current maturities........................               510    248
                                                               ------ ------
                                                               $2,336 $1,987
                                                               ====== ======
                       eMATION LTD. AND ITS SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)
                 U.S. dollars in thousands (except share data)

b. As of December 31, 2000, the aggregate annual maturities of long-term loans are as follows:

                                                                December 31,
                                                                    2000
                                                                ------------
    First year (current maturities)............................ $        510
    Second year................................................        2,118
    Third year.................................................          218
                                                                ------------
                                                                $      2,846
                                                                ============

NOTE 10: CONTINGENT LIABILITIES AND COMMITMENTS

a. Royalty commitments to the Chief Scientist:

The Company has received grants from the Chief Scientist of Israel's Ministry of Industry and Trade to finance the research and development of certain products.

The Company is obligated to pay royalties at a rate of 3.5% resulting from sales of the products being developed within the framework of the aforementioned grants, and the services related to the products, up to an amount equal to 100% of the grants received, linked to the U.S. dollar. Grants received in respect of approvals obtained after December 31, 1998, will bear interest at an annual rate equal to LIBOR.

The Company received and accrued grants amounting to $ 454, $ 386 and $ 0 for 1998, 1999 and 2000, respectively.

The Company paid and accrued royalties in the amount of $ 216, $ 298 and $ 249 in 1998, 1999 and 2000, respectively.

As of December 31, 2000, the Company had a contingent liability to pay royalties in the amount of $ 627.

b. Royalties to the Fund for the Encouragement of marketing activities:

The Israeli Government, through the Fund for the Encouragement of Marketing Activities, awarded the Company grants for participation in foreign marketing expenses. The Company is required to pay royalties at the rate of 3.5% of the increase in export sales, up to an amount equal to 100% of the grants received linked to the U.S. dollar. Grants received after January 1, 1998 bear interest at an annual rate equal to LIBOR.

The Company received and accrued grants amounting to $200, $200 and $0 for 1998, 1999 and 2000, respectively.

The Company paid and accrued royalties in the amount of $ 72, $158 and $180 in 1998, 1999 and 2000, respectively.

As of December 31, 2000, the Company had a contingent liability to pay royalties in the amount of $536.

c. Commitments:

The Company leases office facilities and motor vehicles, under operating lease agreements, for periods through 2007.

The Company has an option to be released from these lease agreements at certain exit points, which may result in penalties.

                       eMATION LTD. AND ITS SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)
                 U.S. dollars in thousands (except share data)

Future minimum commitments, under non cancelable operating lease agreements, as of December 31, 2000, are as follows:

                                                                 In thousands
                                                                 ------------
    2001........................................................    $1,052
    2002........................................................     1,004
    2003........................................................       748
    2004........................................................       385
    2005 and thereafter.........................................       574
                                                                    ------
                                                                    $3,763
                                                                    ======

Rent expenses for 1998, 1999 and 2000, were $304, $473 and $626, respectively.

Motor vehicle lease expenses for 1998, 1999 and 2000 were $100, $109 and $293, respectively.

d. Litigation:

Certain claims and legal proceedings are pending or threatening against the Company. In the opinion of management, any liability arising from them will not have a material effect on the Company's financial position, liquidity or results of operations. Therefore, no provision has been recorded with respect to these claims.

e. As to a loan commitment, see Note 12.


NOTE 11: TAXES ON INCOME

a. Tax benefits in Israel:

eMation Ltd.'s ("the Company", in this note) production facilities have been granted an "Approved Enterprise" status under the Law for the Encouragement of Capital Investments, 1959 ("LECI"). According to the provisions of LECI, the Company has elected the "alternative benefits" - waiver of grants in return for a tax exemption and, accordingly, the Company's income from the "Approved Enterprise" is tax-exempt for a period of two years commencing with the year it first earns taxable income. In the remaining five years in which it is entitled to benefits, the Company will be liable for corporate tax at a rate of 25%. The benefit period has not yet commenced.

The period of tax benefits, detailed above, is subject to limits of 12 years from the commencement of production, or 14 years from the approval date, whichever is earlier.

In the event that cash dividends are distributed out of income which is tax exempt due to the above, the Company would have to pay tax at the rate of 25% of the amount distributed. The Company currently has no plans to distribute dividends and intends to retain future earnings to finance the development of its business. The tax exempt income attributable to the "Approved Enterprise" can be distributed to shareholders without subjecting the Company to taxes only upon the complete liquidation of the Company.

Should the Company derive income from sources other than an "Approved Enterprise" during the relevant period of benefits, such income will be taxable at regular corporate tax rates of 36%.

The Company is an "industrial company" under the Law for Encouragement of Industry (Taxation), 1969 and as such, is entitled to certain tax benefits, mainly accelerated depreciation and amortization of patents and other intangible property right as a deduction for tax purposes.

Measurement of taxable income under the Income Tax (Inflationary Adjustments) Law, 1985:

Results for tax purposes are measured in terms of earnings in NIS after certain adjustments for increases in the Israeli Consumer Price Index ("CPI"). As explained in Note 2b, the financial statements are measured in U.S. dollars. The
                       eMATION LTD. AND ITS SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)
                 U.S. dollars in thousands (except share data)

difference between the annual change in the Israeli CPI and in the NIS/dollar exchange rate causes a further difference between taxable income and the income before taxes shown in the financial statements. In accordance with paragraph 9(f) of SFAS No. 109, the Company has not provided deferred income taxes on the difference between the functional currency and the tax bases of assets and liabilities.

b. Deferred income taxes:

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets are as follows:


                                                       December 31,
                                                 -------------------------
                                                  2000     1999     1998
                                                 -------  -------  -------
    Net operating loss carryforward............. $ 7,185  $ 1,827  $ 1,551
    Reserves and allowances.....................     338      294      227
                                                 -------  -------  -------
    Net deferred tax asset before valuation
     allowance..................................   7,523    2,121    1,778
    Valuation allowance.........................  (7,523)  (2,121)  (1,778)
                                                 -------  -------  -------
    Net deferred tax asset...................... $    --  $    --  $    --
                                                 =======  =======  =======

The Company and its subsidiaries have provided valuation allowances against the deferred tax assets in respect of its tax loss carryforwards and other temporary differences due to a history of losses and since management believe that it is more likely than not that the deferred tax assets will not be realized in the future. During fiscal year 2000, the Company provided certain deferred tax assets and increased the valuation allowance by $7,523.

c. Net operating losses carryforwards:

The Company and its subsidiaries in the United Kingdom and the Netherlands have accumulated losses for tax purposes as of December 31, 2000 in the amount of approximately $7,700, which may be carried forward and offset against taxable income for an indefinite period.

Through December 31, 2000, the subsidiaries in the United States had U.S. federal net operating loss carryforwards of approximately $12,600 that can be carried forward and offset against taxable income for 15 to 20 years from the year in which loss was incurred. These net operating losses carryforwards will expire between the years 2011 through 2020.

d. Net loss before taxes on income:

                                                      Year ended December 31,
                                                    --------------------------
                                                      2000     1999     1998
                                                    --------  -------  -------
    Domestic....................................... $ (5,471) $(1,350) $(1,211)
    Foreign........................................  (12,860)  (1,449)  (1,918)
                                                    --------  -------  -------
                                                    $(18,331) $(2,799) $(3,129)
                                                    ========  =======  =======
                       eMATION LTD. AND ITS SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)
                 U.S. dollars in thousands (except share data)

NOTE 12: TRANSACTIONS WITH RELATED PARTIES

  Transactions with related parties that had impact on the statements of operations:

                                                      Year ended December 31,
                                                    --------------------------
                                                      2000     1999     1998
                                                    --------  -------  -------
   Financial expenses (income), net................ $     61  $   159  $   (16)
                                                    ========  =======  =======

The financial expenses are derived from interest loans lended and received from shareholders.

In addition, during 2000, the Company agreed to forgive a $72 note receivable from a Company's officer. The total amount forgiven, represents all outstanding principal and accrued interest under this related party note, and was charged to compensation expense during 2000.

In the framework of the ITC acquisition, the Company has committed to lend an amount of $ 307 to a former shareholder of ITC. Borrowing under this loan may occur through April 2001, and become payable in May, 2010 or upon the occurrence of certain events, whichever is earlier. This loan will bear no interest. The embodied benefit of $ 136 was included in the total ITC purchase price consideration.


NOTE 13: CHARGES

a. The Company has outstanding pledges on all of its assets including goodwill, intellectual property, insurance rights and share capital, with respect to a long-term loan from a bank.

b. The Company also has outstanding pledges on specific property and equipment, as collateral for a non-bank loan.


NOTE 14: REDEEMABLE PREFERRED D SHARES AND SHARE CAPITAL

1. Classes of shares:

a. Ordinary shares:

Ordinary Shares confer upon their holders voting rights, the right to receive cash and stock dividends, and the right to a share in excess assets upon liquidation of the Company.

b. Preferred shares:

Series A, Series B, and Series D Preferred shares (Preferred shares) confer upon their holders preference rights in the event of liquidation of the Company and distribution of dividends by the Company. Each Preferred share is convertible into such number of Ordinary shares at the then applicable conversion rate. Holders of Preferred shares have voting rights and are entitled to dividends when and if declared by the Board of Directors.

Series D redeemable preferred shares are also redeemable, at the option of a majority of the Series D holders, beginning May 17, 2005. Beginning on this date, the Series D shareholders may require the Company to redeem the Series D shares at an amount equal to the greater of (1) the initial issue price of Series D shares plus accrued but unpaid interest at a rate of 8% per annum, (redemption value), or (2) the fair market value of such shares as determined by an external appraisal firm. Accordingly, the Company is accreting the carrying value of Series D redeemable Preferred shares on a straight-line basis to
                       eMATION LTD. AND ITS SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)
                 U.S. dollars in thousands (except share data)

the redemption value. In the event that indicate that the Series D fair value would be greater than the redemption value, management will then accrete the Series D redeemable Preferred shares to the their fair value.

2. Employee stock options:

a. Under the Company's 1998 and 2000 Share Option Plans ("the Plans"), options may be granted to officers, directors and employees of the Company or its subsidiaries.

Pursuant to the Plans, the Company reserved for issuance 1,047,658 and 1,256,000 Ordinary shares, respectively.

As of December 31, 2000 an aggregate of 55,000 and 686,950 Ordinary shares of the Company were still available for future grants for 1998 and 2000 share option plans, respectively.

Each option granted under the Plans is terminated upon the expiration of ten years from the date of the grant of the option. The options vest primarily over four to five years. Any options which are canceled or forfeited before expiration, become available for future grants. The exercise price of the options granted under the plans may not be less than the nominal value of the shares into which such options are exercised.

b. A summary of the Company's share option activity under the Plans is as follows:

                                               Year ended December 31,
                             ---------------------------------------------------------
                                    2000                1999               1998
                             -------------------  -----------------  -----------------
                                        Weighted           Weighted           Weighted
                              Number    average   Number   average   Number   average
                                of      exercise    of     exercise    of     exercise
                              options    price    options   price    options   price
                             ---------  --------  -------  --------  -------  --------
 Outstanding--beginning
  of the year.............     954,099   $0.20    723,099   $0.10    299,000   $0.15
 Granted..................     807,050    2.30    294,000    0.50    513,599    0.06
 Exercised................     (24,000)   0.35    (31,557)   0.35         --      --
 Forfeited................    (276,500)   1.31    (31,443)   0.35    (89,500)   0.22
                             ---------   -----    -------   -----    -------   -----
 Outstanding--end of the
  year....................   1,460,649   $1.15    954,099   $0.20    723,099   $0.09
                             =========   =====    =======   =====    =======   =====
 Options exercisable......     434,013   $0.23    254,224   $0.15    128,443   $0.54
                             =========   =====    =======   =====    =======   =====

The options outstanding as of December 31, 2000, have been separated into ranges of exercise price, as follows:


                               Weighted                            Weighted
                   Options      average                             average
                 outstanding   remaining  Weighted    Options      exercise
     Ranges of      as of     contractual average  exercisable at  price of
      Exercise   December 31,    life     exercise  December 31,  exercisable
       price         2000        Years     price        2000        options
     ---------   ------------ ----------- -------- -------------- -----------
     $0.01          409,099       7.5      $0.01      262,389        $0.01
      0.35-0.54     369,500       6.0       0.42      151,625         0.50
      1.00           69,000       9.0       1.00       20,000         1.00
      2.33-2.77     613,050       9.5       2.34           --           --
                  ---------                -----      -------        -----
                  1,460,649                $1.15      434,013        $0.23
                  =========                =====      =======        =====
                       eMATION LTD. AND ITS SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)
                 U.S. dollars in thousands (except share data)

The Company recorded deferred compensation for options issued with an exercise price below the fair value of the Ordinary shares, deferred compensation is amortized and recorded as compensation expense ratably over the vesting period of the option. Compensation expenses of approximately $16, $30 and $42 were recognized during the years ended December 31, 1998, 1999 and 2000, respectively.

Under SFAS No. 123, Accounting for Stock-Based Compensation (SFAS No. 123), pro forma information regarding net loss and net loss per share is required for grants issued after December 1994, and has been determined as if the Company had accounted for its employee share options under the fair value method of SFAS No.
123. The fair value for these options was estimated at the grant date using a Black-Scholes option pricing model with the following weighted-average assumptions for 1998, 1999 and 2000: risk-free interest rates of 5% for 1998, 1999 and 6.5% for 2000, dividend yields of 0% for each year, volatility factors of the expected market price of the Company's Ordinary shares of 0.5% for 1998, and 0.1% for 1999 and 2000 and a weighted-average expected life of the options of one year after vesting period.

The weighted average fair values of options granted for the years ended December 31, 1998, 1999 and 2000 were $0.13, $0.26 and $0.51, respectively.

Pro forma information under SFAS No. 123 is as follows:

                                                      Year ended December 31,
                                                    --------------------------
                                                      2000     1999     1998
                                                    --------  -------  -------
                                                         U.S. dollars in
                                                            thousands,
                                                      except per share data
   Net loss applicable to Ordinary shares as
    reported......................................  $(19,650) $(2,799) $(3,129)
                                                    ========  =======  =======
   Pro forma net loss to Shareholders of Ordinary
    shares........................................  $(19,787) $(2,851) $(3,129)
                                                    ========  =======  =======
   Pro forma basic and diluted net loss per
    Ordinary share................................  $  (6.79) $ (1.23) $ (1.50)
                                                    ========  =======  =======

Because changes in the subjective input assumptions can materially affect the fair value estimate, it is management's opinion that the existing option pricing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

c. Options issued to Board of Director members (BOD), which are also accounted for under APB-25, are as follows:


                    Expiration     Number of   Exercise     Options     Type of
   Issuance date       date         options     price     exercisable    shares
   -------------   -------------   ---------   --------   -----------   --------
   February 1997   May 2009          10,000     $2.00        10,000     Ordinary
   February 1997   May 2009          82,797     $2.00        82,797     Ordinary
   May 1998        May 2009          55,198     $2.00        55,198     Ordinary
   May 1998        May 2009          55,198     $2.00        55,198     Ordinary
   January 1997    December 2001      3,000     $2.78         3,000     Ordinary
   January 1998    December 2002      3,000     $2.78         3,000     Ordinary
   October 1998    December 2002     10,992     $3.63        10,992     Ordinary
   January 1999    December 2001      3,000     $2.78         3,000     Ordinary
   January 1999    December 2002      3,000     $2.78         3,000     Ordinary
                                    -------                 -------
                                    226,185                 226,185
                                    =======                 =======
                       eMATION LTD. AND ITS SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)
                 U.S. dollars in thousands (except share data)

During 2000, the Company decided to extend the exercise period for certain grants. The extension was accounted for in accordance with FIN 44, by applying a new measurement date, As a result the Company recorded $68 compensation expenses in 2000.

3. Warrants:

The fair value for warrants was estimated using the Black Scholes Valuation model, with the following assumptions for 2000: expected volatility of 0.1%, risk-free interest rates of 5%-6.5%, dividend yields of 0% for each year, and the relevant expected life of the warrants.

The warrants expire on the periods set forth in the table or at an earlier data upon certain events, as defined by the individual warrant agreements.

a. Warrants issued to services providers and consultants as of December 31, 2000, are as follows:


                    Expiration     Number of   Exercise    Warrants     Type of
   Issuance date       date        warrants     price     exercisable    shares
   -------------   -------------   ---------   --------   -----------   --------
   October 2000    October 2005     16,000      $2.33       16,000      Ordinary
   February 1996   February 2006    44,000      $2.52       44,000      Ordinary
   December 1997   December 2001    10,000      $3.83       10,000      Ordinary
   May 2000        May 2005         10,171      $4.67       10,171      Ordinary
                                    ------                  ------
                                    80,171                  80,171
                                    ======                  ======

The Company had accounted for its warrants to service providers and consultants under the fair value method of SFAS No. 123 and EITF 96-18.

In connection with the grant of stock warrants to service providers and consultants, the Company recorded compensation expenses of approximately $9 through December 31, 2000.

b. Warrants issued to investors:

Within the framework of private placements completed through December 31, 2000, the Company issued warrants to purchase Ordinary and Preferred shares of the Company's stock to certain investors.

As of December 31, 2000, the Company's outstanding warrants to purchase shares of Preferred and Ordinary shares to the aforementioned investors, are as follows:


    Issuance     Expiration   Number of Exercise  Warrants
      date          date      warrants   price   exercisable   Type of shares
    --------   -------------- --------- -------- ----------- ------------------
    February
     1996      February 2003    462,333  $2.77      462,333  Series A Preferred
    September
     1997      September 2004   403,225  $3.81      403,225  Series B Preferred
    May 2000   May 2005         960,898  $2.33      960,898  Ordinary
                              ---------           ---------
                              1,826,456           1,826,456
                              =========           =========
                       eMATION LTD. AND ITS SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                 U.S. dollars in thousands (except share data)


c. Warrants issued for financing transactions:

1). The Company issued warrants for the purchase of Preferred shares, within the framework of various bridge loan agreements (Note 14(4)). At December 31, 2000, outstanding warrants related to bridge loan agreements are as follows:

    Issuance     Expiration   Number of Exercise   Warrants
      date          date      warrants    price   exercisable   Type of Shares
    --------   -------------- --------- --------- ----------- ------------------
    September
      1997     September 2004    9,191  Par value     9,191   Series B Preferred
    December
      1999     December 2003   371,926  Par value   371,926   Series B Preferred
    May 2000   May 2004        137,700  Par value   137,700   Series B Preferred
    May 2000   May 2005        151,570    $4.67     151,570   Series D Preferred
                               -------              -------
                               670,387              670,387
                               =======              =======

2) Warrants issued to creditors, in connection with long-term loans (see Note
9).

     Issuance     Expiration   Number of Exercise  Warrants
       date          date      warrants   price   exercisable   Type of shares
     --------    ------------- --------- -------- ----------- ------------------
   October 1999  October 2003    55,096   $3.63      55,096   Series B Preferred
   May 2000      November 2006  165,289   $3.63     165,289   Series C Preferred
   October 2000  October 2004    37,473   $4.67      37,473   Series D Preferred
                                -------             -------
                                257,858             257,858
                                =======             =======

In connection with the granting of warrants to creditors, the Company recorded stock compensation expenses totaling $67 through December 31, 2000 and $133 as prepaid expenses, as of December 31, 2000. The prepaid expenses will be recognized over the credit period. This transaction was accounted for according to Accounting Principles Board Opinion No. 14, "Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants" ("APB 14").

3. The Company also granted options to certain former employees of ITC (see Note
1b). Accordingly, as partial consideration for this acquisition, the Company granted 627,213 options to purchase Ordinary shares of the Company at an exercise price of $0.10. According to FIN 44, at the date of acquisition, the $1,230 fair value of the vested portion of these options is included in the purchase price. The $62 value representing the intrinsic value of the unvested portion of these options was recorded as deferred compensation and is being amortized over the remaining vesting period. Terminated employees have the ability to exercise the vested portion of these options for a period of ten years. At December 31, 2000, 585,874 of these options remained outstanding.

4. During 1998, 1999 and 2000, the Company received bridge loans from certain shareholders. The loans bear interest at the rate of LIBOR + 2%.

Except for $ 247 of these loans which were repaid to the lenders, and accrued interest in the amount of $37 which was not converted or repaid as of December 31, 2000, the loans were fully converted to either Series B or Series D preferred shares.

a.   Bridge loans convertible to B convertible preferred shares:

     On May 1998 and December 1999 eMation Ltd. received bridge loans from certain investors in the total amount of approximately $1,900. The loans bear interest at the rate of LIBOR + 2%. Within the framework of the bridge loans agreements received, the loans were to become payable or converted to Ordinary shares at the lenders' sole discretion into fully paid and non-assessable preferred B shares, within fourteen months from their grant. In addition, upon
                       eMATION LTD. AND ITS SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                 U.S. dollars in thousands (except share data)


     repayment or conversion of the bridge loans, the lenders will be entitled to receive warrants according to a time-based calculation, as set forth in the agreement.

     At the dates of grants of the loans, the Company applied EITF D-60 "Accounting for the Issuance of Convertible Preferred Stock and Debt Securities with a Non-detachable Conversion Feature" ("EITF D-60") for the 1998 loan, and EITF 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" ("EITF 98-5") for the 1999 loan, no compensation expense was deemed necessary.

     On December 31, 1999, a portion of the aforementioned bridge loans from 1998 and 1999 and their related interest in the total amount of $1,457 (net of $15 issuance expenses) were converted into 405,403 preferred B shares and the lenders received warrants to purchase 371,926 preferred B shares which according to said agreement, are exercisable at par value, from the date of their issuance for a period of up to four years (see Note 14(3)b).

     On May 31, 2000, the reminder of the bridge loans from 1999 and their related accrued interest in the total amount of $544 were converted into 149,992 preferred B shares and the lenders received warrants to purchase 137,700 preferred B shares which according to said agreement, are exercisable at par value, from the date of their issuance for a period of up to four years.

     In respect of the warrants, the Company recorded financial expenses in the amount of $1,350 and $500 in the years ended December 31, 1999 and 2000, respectively, according to EITF 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Rates" ("EITF 98-5"). The fair value of the warrants was calculated using the Black-Scholes valuation model, with the following assumptions: a risk-free interest rate of 5% for 1999 and 6.5% for 2000, a dividend yield of 0% for 1999 and 2000, a volatility of 0.1% for 1999 and 2000, and a weighted-average expected life of four years for 1999 and 2000.

b. Bridge loans convertible to D redeemable preferred shares and issuance of convertible redeemable preferred D shares:
                                         -

         1) On March 2000 eMation Ltd. received bridge loans from certain investors in the total amount of approximately $3,300. The loans bear interest at the rate of LIBOR + 2%. Within the framework of the bridge loans agreements, the loans were to become payable or converted, at the lenders' sole discretion and under certain circumstances, into fully paid and non-assessable redeemable preferred D shares. At the same date eMation Ltd. issued these lenders warrants to purchase 151,570 redeemable preferred D shares which according to said agreement, are exercisable at $4.67, from the date of their issuance for a period of up to five years.

         At the date of grant of the loans the Company applied EITF 98-5 and APB 14, in order to measure the fair value of the warrants issued and the effective beneficial conversion feature of the preferred shares. The fair value of the warrants was calculated using the Black-Scholes valuation model with the following assumptions: a risk free interest rate of 5.5%, a dividend yield of 0%, a volatility of 0.1%, and a weighted-average expected life of five years. The Company recorded in the year 2000 financial expenses in the amount of $95 representing the fair value of the warrants and additional financial expense of $95 representing the beneficial conversion feature on the convertible loans as was measured on the commitment date.

         On May 2000, those loans were converted into 697,644 redeemable preferred D shares, except for an amount of $247, which was repaid to the lenders, and accrued interest in the amount of $37, which was not converted or repaid as of December 31, 2000.

         2) At the same date in May, eMation Ltd. issued 4,444,754 shares of redeemable preferred D shares for the aggregate proceeds of $20,239 (net of issuance costs of $518). In addition, eMation Ltd. issued warrants to purchase 960,898 Ordinary shares exercisable at $2.33, from the date of their issuance for a period of up to five years.

         At the date of issuance of the shares, the Company applied EITF 98-5 and APB 14, in order to measure the fair value of the warrants issued and the effective beneficial conversion feature of the preferred shares. The fair value of the warrants was calculated using the Black-Scholes valuation model with the following assumptions: a risk free interest rate of 6.5%, a dividend yield of 0%, a volatility of 0.1%, and a weighted-average expected life of two years. The Company recorded in the year 2000 as part of the accretion on the redeemable preferred shares an
                       eMATION LTD. AND ITS SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                 U.S. dollars in thousands (except share data)


         amount of $265 representing the fair value of the warrants. No compensation expense was deemed necessary in regard to beneficial conversion feature on the preferred shares.

         3) In November 2000, eMation Ltd. issued additional 85,653 redeemable convertible preferred D shares and warrants to purchase 16,000 ordinary shares exercisable at $2.33, from the date of their issuance for a period of up to five years, in exchange for consulting services.

         At the date of issuance of the shares, the Company applied EITF 98-5 and APB 14, in order to measure the fair value of the warrants issued and the effective beneficial conversion feature of the preferred shares. The fair value of the warrants was calculated using the Black-Scholes valuation model with the following assumptions: a risk free interest rate of 6.5%, a dividend yield of 0%, a volatility of 0.1%, and a weighted-average expected life of two years. The Company recorded in the year 2000 marketing expenses in the amount of $409 representing the fair value of the warrants. No compensation expense was deemed necessary in regard to beneficial conversion feature on the preferred shares.

5. Dividends:

In the event that cash dividends are declared in the future, such dividends will be paid in NIS. The Company does not intend to pay cash dividends in the foreseeable future.

NOTE 15: GEOGRAPHIC INFORMATION

The Company manages its business on the basis of one reportable segment: software products used by multiple industries (see Note 1 for a brief description of the Company business). The following data is presented in accordance with SFAS No. 131 "Disclosure About Segments of an Enterprise and Related Information".

a. Revenues from sales to unaffiliated customers based on location of the end customer:

                                                           Year ended December 31,
                                                           -----------------------
                                                             2000    1999    1998
                                                           ------- ------- -------
   Israel................................................. $   640 $   925 $   770
   France.................................................   2,061   2,397   1,603
   Netherlands............................................   1,413   1,702   1,173
   Europe (except Netherlands and France).................   2,207   3,037   2,270
   United States..........................................   2,935   1,315   1,039
   Other..................................................     756   1,081     865
                                                           ------- ------- -------
                                                           $10,012 $10,457 $ 7,720
                                                           ======= ======= =======

b. Long-lived assets:

                                                           Year ended December 31,
                                                           -----------------------
                                                             2000    1999    1998
                                                           ------- ------- -------
   Israel................................................. $   480 $   903 $ 1,093
   United States..........................................   8,244     286      74
   France.................................................     106      89      49
   United Kingdom.........................................      15      17      19
   Netherlands............................................     109      36      35
   Other..................................................     221     --        3
                                                           ------- ------- -------
                                                           $ 9,175 $ 1,331 $ 1,273
                                                           ======= ======= =======

                       eMATION LTD. AND ITS SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                 U.S. dollars in thousands (except share data)


c. No customers accounted for more than 10% of revenues in 1998, 1999 and 2000.


NOTE 16: SELECTED STATEMENTS OF OPERATION DATA


a. Financial income (expenses), net:

                                                       Year ended December 31,
                                                     ---------------------------
                                                       2000      1999     1998
                                                     --------  --------  -------
   Financial income:
     Interest income................................ $    308  $     18  $    91
                                                     --------  --------  -------
   Financial expense:
     Foreign currency translation adjustments.......       75        48        4
     Interest expenses..............................      424       287       60
                                                     --------  --------  -------
                                                          499       335       64
                                                     --------  --------  -------
   Financial income (expense), net.................. $   (191) $   (317) $    27
                                                     ========  ========  =======

                       eMATION LTD. AND ITS SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                 U.S. dollars in thousands (except share data)


NOTE 17: SUBSEQUENT EVENTS (UNAUDITED)

a. Acquisition by RAVISENT Technologies, Inc.:

    On June 27, 2001, the Company agreed to be acquired by Ravisent Technologies, Inc. ("Ravisent"). On December 5, 2001, the acquisition was approved by the shareholders of the Company as well as by the shareholders of Ravisent. Under the terms of the agreement, Ravisent issued eMation Ltd. shareholders up to 8,000,000 shares of its common stock in exchange for all outstanding shares of the Company's Ordinary and preferred shares. 20% of the Ravisent shares issued in connection with the transaction were placed in escrow for a period of one year following the consummation of the merger. The acquisition was consummated on December 7, 2001.

b. Financing by bridge loans

     1. On June 25, 2001, the Company obtained a bridge loan (the "bridge loan") in the amount of $0.75 million from certain of its preferred shareholders. The bridge loan accrued interest at an annual rate of LIBOR plus 2.5%, and is payable on October 12, 2002. Under the terms of the bridge loan, the holders had the right to demand immediate repayment of the bridge loan upon the written demand of more than two thirds of the holders in the event that the Company has not signed a term sheet outlining the terms of its next financing round of at least $ 15 million within 60 days of the receipt of the bridge loan proceeds by the Company. In addition, under the terms of the bridge loan, the holders were issued rights to convert their loans into equity at a 40% discount of the next financing round.

        Since the Company was acquired by Ravisent the principal and interest of the bridge loan was repaid in connection with the consummation of the acquisition. In addition immediately prior to the acquisition, the holders of the bridge loan were granted a new class of preferred shares ("Series E"), with a liquidation preference senior in priority to all other classes of the Company's shares.

     2. Pursuant to a Secured Promissory Note and Agreement (the "Bridge Loan Agreement") dated July 26, 2001 between Luico Inc. ("Luico"), a wholly-owned subsidiary of Ravisent, and eMation, Inc.("eMation" in this Note),a wholly-owned subsidiary of eMation Ltd., Luico agreed to loan eMation up to $2.5 million with an annual interest rate of LIBOR +2.5% (the "Bridge Loan") for the purpose of financing certain operating expenses in accordance with an agreed list of permitted uses attached to the Bridge Loan Agreement Such bridge loan was amended as of October 5, 2001 to increase the amount of the bridge loan to $5.0 million.

                       eMATION LTD. AND ITS SUBSIDIARIES


                       CONSOLIDATED FINANCIAL STATEMENTS


                           AS OF SEPTEMBER 30, 2001


                                IN U.S. DOLLARS


                                   UNAUDITED
                       eMATION LTD. AND ITS SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
          U.S. dollars in thousands (except share and per share data)

                                                                                 September 30,          December 31,
                                                                                     2001                  2000
                                                                               ------------------    -----------------
                                                                                  (unaudited)
     ASSETS

 CURRENT ASSETS:
   Cash and cash equivalents                                                       $     815             $   6,105
   Trade receivables (net of allowance for doubtful accounts of $ 278 as of
   December 31, 2000 and  $ 318 as of September 30, 2001)                              3,385                 3,024
   Other accounts receivable and prepaid expenses                                        536                   630
   Inventories                                                                           130                   200
                                                                               ------------------    -----------------

 Total current assets                                                                  4,866                 9,959
                                                                               ------------------    -----------------
 LONG-TERM INVESTMENTS

 Long-term receivables                                                                   390                   208
 Severance pay fund                                                                      311                   375
                                                                               ------------------    -----------------

                                                                                         701                   583
                                                                               ------------------    -----------------

 PROPERTY AND EQUIPMENT, NET                                                           1,178                 1,398
                                                                               ------------------    -----------------

 OTHER ASSETS, NET                                                                     6,225                 7,777
                                                                               ------------------    -----------------

 Total assets                                                                      $  12,970             $  19,717
                                                                               ==================    =================

  The accompanying notes are an integral part of the consolidated financial statements.

                       eMATION LTD. AND ITS SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
          U.S. dollars in thousands (except share and per share data)

                                                                                   September 30,       December 31,
                                                                                        2001                2000
                                                                                   ----------------    ----------------
                                                                                     (unaudited)
    LIABILITIES, REDEEMABLE PREFERRED D SHARES AND
      SHAREHOLDERS' DEFICIENCY
 CURRENT LIABILITIES:
   Current maturities of long-term loans from banks and others                       $       563          $      510
   Trade payables                                                                          2,743               1,858
   Employees and payroll accruals                                                          1,294               1,771
   Accrued expenses and other liabilities                                                  2,796               1,123
   Deferred Revenue                                                                        1,118               1,449
   Convertible loans from shareholders (See Note 5)                                          750                   -
                                                                                   -------------       -------------

 Total current liabilities                                                                 8,146               6,711
                                                                                   -------------       -------------

 LONG-TERM LIABILITIES:
   Loans from banks and others, net of current maturities                                  1,909               2,336
   Loan from related party (see Note 6)                                                    2,500                   -
   Accrued severance pay                                                                     493                 629
   Other long-term liabilities (see Note 7)                                                  423                   -
                                                                                   -------------       -------------

 Total long-term liabilities                                                               5,325               2,965
                                                                                   -------------       -------------

 CONTINGENT LIABILITIES AND COMMITMENTS

 REDEEMABLE PREFERRED D SHARES OF NIS 0.05 PAR VALUE:
   6,000,000 shares authorized as of December 31, 2000 and September 30,
   2001; 5,228,051 shares issued and outstanding as of December 31, 2000 and
   September 30, 2001; aggregate liquidation preference of $ 25,611
   as of December 31, 2000 and $ 27,128 as of September 30, 2001                          26,617              24,951
                                                                                   -------------       -------------

 SHAREHOLDERS' DEFICIENCY
   Share capital -
    Preferred A shares of NIS 0.05 par value:
      1,890,333 shares authorized as of December 31, 2000 and September 30,2001;
      1,388,000 shares issued and outstanding as of December 31, 2000 and
      September 30, 2001; aggregate liquidation preference of $ 5,093 as of
      December 31, 2000 and $ 5,395 as of September 30, 2001                                  21                  21
    Preferred B shares of NIS 0.05 par value:
      2,500,000 shares authorized as of December 31, 2000 and September 30,
      2001; 1,451,447 shares issued and outstanding as of December 31, 2000 and
      September 30, 2001; aggregate liquidation preference of $ 6,634 as of
      December 31, 2000, and $ 7,121 as of September 30, 2001                                 20                  20
    Ordinary shares of NIS 0.05 par value:
      8,000,007 shares authorized as of December 31, 2000 and September 30, 2001;
      3,139,306 shares issued and outstanding as of December 31, 2000 and
      3,246,826 as of September 30, 2001                                                      47                  47
   Additional paid-in capital                                                             11,339              12,615
   Deferred stock compensation                                                              (186)               (131)
   Accumulated other comprehensive loss                                                     (165)               (132)
   Accumulated deficit                                                                   (38,194)            (27,350)
                                                                                   -------------       -------------

 Total shareholders' deficiency                                                          (27,118)            (14,910)
                                                                                   -------------       -------------

 Total liabilities, redeemable preferred D shares and shareholders' deficiency       $    12,970          $   19,717
                                                                                   =============       =============

        The accompanying notes are an integral part of the consolidated financial statements.

                       eMATION LTD. AND ITS SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
          U.S. dollars in thousands (except share and per share data)


                                                                                Nine months          Nine months
                                                                                   ended                ended
                                                                               September 30,        September 30,
                                                                                   2001                 2000
                                                                                (unaudited)          (unaudited)
                                                                             ------------------  --------------------
 Revenues                                                                         $     8,360         $     6,773
 Cost of revenues                                                                       1,479                 896
                                                                                -------------       -------------

 Gross profit                                                                           6,881               5,877
                                                                                -------------       -------------
 Operating expenses:
    Research and development, net                                                       4,151               4,057
    Selling and marketing, net (including $0 and $ 0 stock
      compensation expenses as of September 31, 2000 and
      as of  September 30, 2001, respectively)                                          7,271               9,122
    General and administrative (including $ 97 and $ 335
      stock compensation expenses as of September 31, 2000 and as of
    September 30, 2001, respectively)                                                   4,469               4,152
    Other operating expenses (see Note 7)                                                 600                   -

                                                                                -------------       -------------
 Total operating expenses                                                              16,491              17,331
                                                                                -------------       -------------

 Operating loss                                                                        (9,610)            (11,454)
 Financial expenses, net                                                                 (281)               (124)
 Financial expenses related to amortization of compensation
    related to warrants granted to investors in convertible loan                            -                (500)
 Financial expenses resulting from compensation related to
    amortization of beneficial conversion feature and
    compensation related to warrants granted in connection
    with issuance of redeemable convertible Preferred D shares                              -                (190)
 Other expenses (see Note 4)                                                             (953)                  0
                                                                                -------------       -------------

 Net loss                                                                         $   (10,844)        $   (12,268)
                                                                                =============       =============
 Accretion to redemption value of Series D redeemable
    preferred shares                                                              $    (1,666)        $      (792)
                                                                                =============       =============

 Net loss to Shareholders of Ordinary shares                                      $   (12,510)        $   (13,060)
                                                                                =============       =============

 Basic and diluted net loss per Ordinary share                                    $     (3.92)        $     (4.60)
                                                                                =============       =============

 Weighted average number of shares used in computing
    basic and diluted net loss per Ordinary share                                   3,193,897           2,842,102
                                                                                =============       =============


        The accompanying notes are an integral part of the consolidated financial statements.

                       eMATION LTD. AND ITS SUBSIDIARIES
    CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIENCY)
                           U.S. dollars in thousands

                                                                                         Additional           Deferred
                                                    Preferred          Ordinary            paid-in              stock
                                                     shares             shares             capital           compensation
                                                  -------------      -------------       -------------      ---------------
Balance as of January 1, 2000                         $    39             $    39         $    9,353            $    (111)
  Issuance of shares, net                                   2                   -                551                    -
  Beneficial conversion feature related to
  warrants granted in connection with the
  issuance of convertible securities                        -                   -                955                    -
Stock-based compensation related to
  warrants granted to service providers                     -                   -                209                    -
  Accretion of Redeemable Preferred D shares                -                   -             (1,319)                   -
Stock compensation related to grant of
  options as part of to the acquisition of
   Intuitive                                                -                   -              1,230                    -
  Issuance of shares related to the
acquisition of intuitive, net                               -                   8              1,506                    -
  Deferred stock compensation                               -                   -                130                 (130)
  Amortization of deferred stock compensation               -                   -                  -                  110
  Comprehensive loss:
  Foreign currency translation adjustments                  -                   -                  -                    -
  Net loss                                                  -                   -                  -                    -
                                                  -------------      -------------       -------------      ---------------

  Total comprehensive loss


Balance as of December 31, 2000                            41                  47             12,615                 (131)

  Accretion of Redeemable Preferred D shares                -                   -             (1,666)                   -

  Deferred stock compensation
   associated with stock option grants                      -                   -                390                 (390)
  Amortization of deferred stock
  compensation associated with
  stock option grants                                       -                   -                  -                  335
Foreign currency translation adjustments                    -                   -                  -                    -
Net loss                                                    -                   -                  -                    -
                                                  -----------        -------------       -------------      ---------------

Balance as of September 30, 2001 (unaudited)           $   41             $    47          $  11,339              $  (186)
                                                  ===========       =============        =============       ===============


                                                 Accumulated                                                            Total
                                                    other                                          Total            shareholders'
                                                comprehensive           Accumulated            comprehensive            equity
                                                    loss                  deficit                  loss              (deficiency)
                                               ----------------       ----------------       ----------------       ---------------
Balance as of January 1, 2000                       $    (57)           $    (9,019)                                   $        244
  Issuance of shares, net                                  -                      -                                             553
  Beneficial conversion feature related to
  warrants granted in connection with the
  issuance of convertible securities                       -                      -                                             955
Stock-based compensation related to
  warrants granted to service providers                    -                      -                                             209
  Accretion of Redeemable Preferred D shares               -                      -                                          (1,319)
Stock compensation related to grant of
  options as part of to the acquisition of
   Intuitive                                               -                      -                                           1,230
  Issuance of shares related to the
acquisition of intuitive, net                              -                      -                                           1,514
  Deferred stock compensation                              -                      -                                               -
  Amortization of deferred stock compensation              -                      -                                             110
  Comprehensive loss:
  Foreign currency translation adjustments               (75)                     -            $        (75)                    (75)
  Net loss                                                 -                (18,331)                (18,331)                (18,331)
                                               -------------          -------------           -------------              ----------
                                                                                               $    (18,406)
  Total comprehensive loss                                                                    =============


Balance as of December 31, 2000                         (132)               (27,350)                                        (14,910)

  Accretion of Redeemable Preferred D shares               -                      -                                          (1,666)
  Deferred stock compensation
   associated with stock option grants                     -                      -                                               -
  Amortization of deferred stock
  compensation associated with
  stock option grants                                      -                      -                                             335
Foreign currency translation adjustments                 (33)                     -           $         (33)                    (33)
Net loss                                                   -                (10,844)                (10,844)                (10,844)
                                                ------------          -------------          --------------         ---------------

Balance as of September 30, 2001 (unaudited)        $   (165)           $   (38,194)          $     (10,877)           $    (27,118)
                                                ============          =============          ==============         ===============

   The accompanying notes are an integral part of the consolidated financial statements.

                       eMATION LTD. AND ITS SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                           U.S. dollars in thousands

                                                                                               Nine months         Nine months
                                                                                                  Ended               Ended
                                                                                              September 30,       September 30,
                                                                                                   2001                2000
                                                                                               (unaudited)         (unaudited)
                                                                                              -------------       -------------
 Cash flows from operating activities:
 ------------------------------------
   Net loss                                                                                   $  (10,844)         $  (12,268)
   Adjustments to reconcile net loss to net cash used in operating activities:
     used in operating activities:
     Depreciation and amortization                                                                 1,937               1,303
     Amortization of deferred stock compensation                                                     335                  54
     Compensation related to warrants granted to investors in convertible loan                         -                 500
     Compensation expenses related to warrants granted in connection
      with issuance of redeemable Preferred D shares                                                   -                 190
     Accrued severance pay, net                                                                      (72)               (282)
     Compensation related to warrants granted to services providers                                    -                 455
     Increase in trade receivables, net                                                             (392)               (357)
     Decrease in other accounts receivable and prepaid expenses                                       77                 266
     Decrease (increase) in inventories                                                               64                 (36)
     Decrease in other assets                                                                          -                  28
     Increase (decrease) in trade payables                                                           870                (150)
     Increase in accrued expenses and other liabilities                                              650                 773
     Increase (decrease) in employees and payroll accruals                                          (468)                  -
                                                                                              ----------          ----------
   Net cash used in operating activities                                                          (7,843)             (9,524)
                                                                                              ----------          ----------
 Cash flows from investing activities:
 ------------------------------------
   Purchase of property and equipment                                                               (193)               (976)
   Increase in other long-term receivables                                                          (172)                  -
   Proceeds from sale of property and equipment                                                        -                   -
   Payment for the acquisition of net assets of Intuitive Technologies
     Corporation (1)                                                                                   -              (4,357)
                                                                                              ----------          ----------
 Net cash used in investing activities                                                              (365)             (5,333)
                                                                                              ----------          ----------
 Cash flows from financing activities:
 ------------------------------------
   Proceeds from convertible loans from shareholders, net                                            748                   -
   Proceeds from long-term loan from related party                                                 2,500                   -
   Proceeds from investor loan                                                                         -               3,492
   Principal payment of long-term loans from banks and others                                       (374)             (2,093)
   Proceeds from issuance of Redeemable Preferred D shares and warrants, net                           -              20,239
   Proceeds from exercise of Ordinary stock options                                                    -                   -
                                                                                              ----------          ----------
 Net cash provided by financing activities                                                         2,874              21,638
                                                                                              ----------          ----------
 Effect of exchange rate changes on cash and cash equivalents                                         44                 (16)
                                                                                              ----------          ----------
 Increase (decrease) in cash and cash equivalents                                                 (5,290)              6,765
 Cash and cash equivalents at the beginning of the period                                          6,105               1,585
                                                                                              ----------          ----------
 Cash and cash equivalents at the end of the period                                           $      815          $    8,350
                                                                                              ==========          ==========

   The accompanying notes are an integral part of the consolidated financial statements.

                       eMATION LTD. AND ITS SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF CASH FLOWS -(Continued)
               U.S. dollars in thousands (except per share data)

                                                                                 Nine months        Nine months
                                                                                    Ended              Ended
                                                                                September 30,      September 30,
                                                                                    2001                2000
                                                                                 (unaudited)        (unaudited)
                                                                               -------------        ------------
 (1)     Payment for the acquisition of the net assets of Intuitive
         ----------------------------------------------------------
         Technology Corporation ("ITC"):
         ------------------------------

         The fair value of the estimated (unaudited) net assets acquired at the acquisition date is as follows:
         Working capital, net (excluding cash and cash equivalents
           of $ 68)                                                            $           -        $     1,325
         Property and equipment                                                            -                (34)
         Goodwill                                                                          -             (7,269)
         Technology                                                                        -               (980)
         Assembled workforce                                                               -               (280)
                                                                               -------------        -----------
                                                                                           -             (7,238)
         Less - amount acquired by the issuance of shares and options
           and other non-cash considerations                                               -              2,881
                                                                               -------------        -----------

                                                                               $           -        $    (4,357)
                                                                               =============        ===========
 (2)     Non-cash transactions:
         ---------------------

         Conversion of bridge loans into redeemable Preferred D shares         $           -        $     3,258
                                                                               =============        ===========

         Issuance of warrants granted to services providers                    $           -        $         -
                                                                               =============        ===========
         Supplemental disclosure of cash flows information:
           Interest paid during the year                                       $         212        $         -
                                                                               =============        ===========


        The accompanying notes are an integral part of the consolidated financial statements.

                       eMATION LTD. AND ITS SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1:-      GENERAL

              eMation Ltd. and its subsidiaries ("the Company") are engaged in the development, marketing and selling of software products and technologies used by multiple industries and customers worldwide for Device Relationship Management("DRM"), data visualization, data acquisition and control and communication through the internet.

              The Company distributes its products through direct sales to original equipment manufactures ("OEM") and enterprise customers, as well as through distributors and value-added resellers. The Company maintains regional sales and support offices in the United States, Japan, France, the Netherlands and the United Kingdom where the Company has wholly owned subsidiaries.

              The Company's financial statements have been presented on the basis that it is a going concern, which contemplated the realization of assets and the satisfaction of liabilities in the normal course of business.

              Since inception, the Company has an accumulated deficit of $38,194 and has negative cash flows from operations activities in the amount of $ 13,220 for the year ended 2000 and $ 7,843 for the nine months ended September 30, 2001.

              The Company will need to obtain additional funds to continue its operations. The Company's management believes that sufficient funds will be available from existing or additional investors or other sources to provide the necessary liquidity to meet the Company's financing needs.


NOTE 2:-      SIGNIFICANT ACCOUNTING POLICIES

              The significant accounting policies applied in the annual consolidated financial statements of the Company as of December 31, 2000 are applied consistently in these financial statements.


NOTE 3:-      FINANCIAL STATEMENTS IN U.S. DOLLARS

              A substantial portion of the costs of eMation Ltd. ("the Company" in this paragraph) is incurred in U.S.dollars. Since the dollar is the primary currency in the economic environment in which the Company operates, the dollar is its functional currency and, accordingly, monetary accounts maintained in currencies other than the dollar are remeasured using the foreign exchange rate at the balance sheet date and reflected in the statements of operations as financial income or expenses, as appropriate.

              For the subsidiaries whose functional currency, other than the dollar, has been determined to be their local currency, assets and liabilities are translated at year-end exchange rates and statement of operations items are translated at average exchange rates prevailing during the year. Such translation adjustments are recorded as a separate component of shareholders' equity.

                       eMATION LTD. AND ITS SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

NOTE 4:-      MERGER WITH RAVISENT TECHNOLOGIES, INC.

              On June 27, 2001, the Company and certain of its shareholders entered into a Share Purchase Agreement with Ravisent Technologies, Inc. ("Ravisent"). Under the terms of the agreement, which is subject to a number of conditions including approval by the shareholders of both companies, Ravisent will issue up to 8 million shares of its Common stock in exchange for all outstanding shares of the Company's Common and Preferred stock. In the event that the acquisition is consummated, 20% of the Ravisent shares issued in connection with the transaction will be placed in escrow for a period of one year. If approved, the merger is expected to be consummated in December, 2001.

              With respect to the proposed merger, the Company recorded expenses in the amount of $ 953 as of September 30, 2001 which are included in other non-operating expenses.

              On December 7, 2001 the Company was acquired by Ravisent.


NOTE 5:-      CONVERTIBLE LOAN FROM SHAREHOLDERS

              On June 25, 2001, the Company obtained a bridge loan (the "bridge loan") in the amount of $ 0.75 million from certain of its preferred shareholders. The bridge loan accrues interest at an annual rate of LIBOR plus 2.5%, compounded daily, and is payable on October 12, 2002. Under the terms of the bridge loan, the holders reserve the right to demand immediate repayment of the bridge loan upon the written demand of more than two thirds of the holders in the event that the Company has not signed a term sheet outlining the terms of its next financing round of at least $15 million prior to November 19, 2001. In addition, under the terms of the bridge loan, the holders were issued rights to convert their loans into equity at a 40% discount of the next financing round.

              In the event that the Company is acquired by Ravisent, the bridge loan provides that the principal and interest of the bridge loan will be repaid in connection with the consummation of the acquisition. In addition, the bridge loan provides that immediately prior to the acquisition, the holders of the bridge loan will be granted a new class of Preferred stock which will entitle them to 700,000 of the Ravisent shares delivered in the transaction.


NOTE 6:-      BRIDGE LOAN AGREEMENT

              Pursuant to a Secured Promissory Note and Agreement (the "Bridge Loan Agreement") dated July 26, 2001 and amended October 5, 2001 between Liuco Inc. ("Liuco"), a wholly-owned subsidiary of Ravisent, and eMation, Inc., a wholly-owned subsidiary of eMation Ltd. Liuco agreed to loan eMation up to $5.0 million with an annual interest rate of LIBOR +2.5% (the "Bridge Loan") for the purpose of financing certain operating expenses in accordance with an agreed list of permitted uses. The Bridge Loan is payable in three equal annual installments in the event the Share Purchase Agreement is terminated or earlier in the event of certain other specified events of default. The Bridge Loan is guaranteed by eMation, Ltd. and is secured by the assets and intellectual property of eMation, Inc. and eMation, Ltd.


NOTE 7:-      OTHER OPERATING EXPENSES

              The Company maintains office space under an operating lease which is no longer used. Accordingly, the Company recorded expenses in the amount of $ 600, as of September 30, 2001 in other operating expense to accrue for the anticipated loss under this commitment. The $423 long-term portion of this liability is included in the balance sheet as other long-term liabilities.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

  (b)      Unaudited Pro forma Financial Information

-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
Unaudited Pro forma Financial Information
-----------------------------------------------------------------------------------------------------------
      Unaudited Pro forma Combined Statements of Operations for the year ended December 31, 2000       40
-----------------------------------------------------------------------------------------------------------
      Unaudited Pro forma Combined Statements of Operations for the nine month period ended
      September 30, 2001                                                                               41
-----------------------------------------------------------------------------------------------------------
      Unaudited Pro forma Combined Balance Sheet as of September 30, 2001                              42
-----------------------------------------------------------------------------------------------------------
      Notes to Unaudited Pro forma Combined Financial Statements                                       43
------ ----------------------------------------------------------------------------------------------------

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements have been prepared to give effect to the eMation acquisition as well as the sale of certain assets related to our consumer electronics and Internet appliance businesses which occurred in March 2001.

On June 27, 2001, RAVISENT, eMation and certain of eMation's shareholders entered into a share purchase agreement, which was amended and restated as of July 27, 2001 and October 5, 2001. On December 7, 2001 we completed the acquisition of eMation. Under the terms of the share purchase agreement, we acquired all of the issued share capital of eMation on the closing date for 8 million shares of RAVISENT common stock. We also issued 1.55 million shares of RAVISENT common stock upon the exercise of eMation stock options which have been assumed by us. In connection with the share purchase agreement, one of our subsidiaries agreed on July 26, 2001 to extend a bridge loan to one of eMation's subsidiaries for up to $2.5 million for the purpose of financing certain operating expenses in accordance with an agreed list of permitted uses. Such bridge loan was amended as of October 5, 2001 to increase the amount of the bridge loan to $5.0 million. Including estimated acquisition expenses, the eMation acquisition is valued at approximately $23.6 million. The eMation acquisition has been accounted for under the purchase method of accounting and the estimated excess purchase price over the fair value of the net assets acquired has been recorded as goodwill and other intangible assets.

Effective as of March 23, 2001, we and certain of our subsidiaries sold certain assets related to our Internet appliance business to Phoenix Technologies, Ltd. Effective as of March 1, 2001, we and certain of our subsidiaries sold and licensed certain assets related to our consumer electronics business to STMicroelectronics, NV and certain of its affiliates.

The unaudited pro forma combined statement of operations for the year ended December 31, 2000 has been prepared to give effect to each of the above transactions as if they had occurred on January 1, 2000. The unaudited pro forma combined statement of operations for the nine months ended September 30, 2001 has also been prepared to give effect to each of the above transactions as if they had occurred on January 1, 2000. The unaudited pro forma combined balance sheet as of September 30, 2001 has been prepared to give effect to the eMation acquisition as if it had occurred on September 30, 2001.

The unaudited pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the eMation acquisition occurred at September 30, 2001 for balance sheet purposes or on January 1, 2000 for statement of operations purposes, nor is it necessarily indicative of our future financial position or results of operations.

                          RAVISENT TECHNOLOGIES INC.
             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     For the Year Ended December 31, 2000
                     (In thousands, except per share data)

                                                                  (1)                                      RAVISENT
                                                              Adjustments             (1)                 Historical
                                                               to Record          Adjustments            Subsequent to      (1)
                                                  RAVISENT    Sale of CE         to Record Sale            CE and IA      eMation
                                                 Historical     Assets    Notes   of IA Assets   Notes    Asset Sale    Historical
                                                -----------  ----------- ------- -------------- -------  ------------- ------------
Revenues:
    License................................. $     12,328   $   (12)       (2)   $   (1,486)      (2)     $    10,830     $   8,891
    Services................................        1,898    (1,602)       (2)         (296)      (2)              --         1,121
    Hardware................................        6,628        --                  (5,719)      (2)             909            --
                                             ------------   -------              ----------               -----------     ---------
       Total revenues.......................       20,854    (1,614)                 (7,501)                   11,739        10,012
                                             ------------   -------              ----------               -----------     ---------
Cost of revenues:
    License.................................        3,374        --                      (3)      (3)           3,371         1,276
    Services................................          733      (403)       (3)         (319)      (3)              11            --
    Non-cash Charges........................           --        --                      --                        --            --
    Hardware................................        7,897        --                  (5,799)      (3)           2,098            --
                                             ------------   -------              ----------               -----------     ---------
       Total cost of revenues...............       12,004      (403)                 (6,121)                    5,480         1,276
                                             ------------   -------              ----------               -----------     ---------

       Gross profit.........................        8,850    (1,211)                 (1,380)                    6,259         8,736
                                             ------------   -------              ----------               -----------     ---------

Operating expenses:
    Research and development
       Non-cash compensation................          801      (200)       (8)           --                       601            --
       Other research and development
       expense..............................       10,187    (4,096)       (4)       (2,867)      (4)           3,224         5,681
    Sales and marketing
       Non-cash compensation and other
       expense..............................        6,311        --                  (5,772)      (9)             539           409

       Other selling and marketing expense..       10,863    (1,719)       (5)       (5,338)      (6)           3,806        12,947
    General and administrative
       Non-cash compensation................          467       (78)       (8)           (6)      (8)             383           109
       Other general and administrative
       expense..............................       10,256    (1,496)      (10)           --                     8,760         4,753
    Provision for doubtful accounts.........        4,965       (33)                     --                     4,932           260
    Depreciation and amortization...........        5,897    (1,187)       (7)       (4,198)      (7)             512         2,027
    Acquired in-process research and
       development..........................        1,373        --                      --                     1,373            --
                                             ------------   -------              ----------               -----------     ---------
       Total operating expenses.............       51,120    (8,809)                (18,181)                   24,130        26,186
                                             ------------   -------              ----------               -----------     ---------

Operating income (loss).....................      (42,270)    7,598                  16,801                   (17,871)      (17,450)

Interest (income) expense, net..............       (1,792)      (67)      (11)           --                    (1,859)          191
Other (income) expense......................          (51)       51       (11)           --                        --           690
                                             ------------   -------              ----------               -----------     ---------

Income (loss) before income taxes...........      (40,427)    7,614                  16,801                   (16,012)      (18,331)
                                             ------------   -------              ----------               -----------     ---------

Accretion of redemption value of Series D
Redeemable Preferred Shares.................           --        --                      --                        --        (1,319)

Provision for income taxes..................           40        --                      --                        40            --
                                             ------------   -------              ----------               -----------     ---------

Net income (loss)........................... $    (40,467)  $ 7,614              $   16,801               $   (16,052)    $ (19,650)
                                             ============   =======              ==========               ===========     =========

Basic and diluted net income (loss) per
weighted average share of common stock
outstanding................................. $      (2.44)  $  0.46              $     1.01               $     (0.97)
                                             ============   =======              ==========               ===========

Weighted average shares outstanding used in
per share calculation.......................       16,607    16,607                  16,607                    16,607
                                             ============   =======              ==========               ===========

                                                                                        Pro Forma
                                                             Pro Forma                   Combined
                                                            Adjustments     Notes      (Unaudited)
                                                          --------------   -------   --------------
Revenues:
    License..........................................        $    --                      $ 19,721
    Services.........................................             --                         1,121
    Hardware.........................................             --                           909
                                                             -------                      --------
       Total revenues................................             --                        21,751
                                                             -------                      --------
Cost of revenues:
    License..........................................             --                         4,647
    Services.........................................             --                            11
    Non-cash Charges.................................          2,286         (12)            2,286
    Hardware.........................................             --                         2,098
                                                             -------                      --------
       Total cost of revenues........................          2,286                         9,042
                                                             -------                      --------
       Gross profit..................................         (2,286)                       12,709
                                                             -------                      --------

Operating expenses:
    Research and development
       Non-cash compensation.........................             --                           601
       Other research and development
       expense.......................................             --                         8,905
    Sales and marketing
       Non-cash compensation and other
       expense.......................................             --                           948

       Other selling and marketing expense...........             --                        16,753
    General and administrative
       Non-cash compensation.........................             --                           492
       Other general and administrative
       expense.......................................             --                        13,513
    Provision for doubtful accounts..................             --                         5,192
    Depreciation and amortization....................             --                         2,539
    Acquired in-process research and
       development...................................             --                         1,373
                                                             -------                      --------
       Total operating expenses......................             --                        50,316
                                                             -------                      --------

Operating income (loss)..............................         (2,286)                      (37,607)

Interest (income) expense, net.......................             --                        (1,668)
Other (income) expense...............................             --                           690
                                                             -------                      --------

Income (loss) before income taxes....................         (2,286)                      (36,629)
                                                             -------                      --------
Accretion of redemption value of Series D
Redeemable Preferred Shares..........................          1,319         (18)               --

Provision for income taxes...........................             --                            40
                                                             -------                      --------
Net income (loss)....................................        $  (967)                     $(36,699)
                                                             =======                      ========

Basic and diluted net income (loss) per
weighted average share of common stock
outstanding..........................................                                     $  (1.49)
                                                                                          ========
Weighted average shares outstanding used in
per share calculation................................          8,000         (13)           24,607
                                                             =======        ====          ========

        See notes to unaudited pro forma combined financial statements.

                          RAVISENT TECHNOLOGIES INC.
             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                 For the Nine Month Period September 30, 2001
                     (In thousands, except per share data)

                                                           (1)                 (1)              RAVISENT
                                                       Adjustments         Adjustments         Historical-     (1)
                                             RAVISENT   to Record           to Record         Subsequent to  eMation
                                            Historical  Sale of CE           Sale of            CE and IA   Historical   Pro Forma
                                            (Unaudited)   Assets    Notes   IA Assets   Notes   Asset Sale  (Unaudited) Adjustments
                                            ----------- ---------   ------  ----------  -----  ----------- ------------ -----------
Revenues:
    License ............................    $   3,607  $     (14)   (2)           --          $    3,593   $    6,966   $      --
    Services............................          407       (407)   (2)           --                  --        1,394
    Hardware............................          437         --                 (26)    (2)         411           --          --
                                            ---------  ---------            --------          ----------   ----------   ---------
       Total revenues...................        4,451       (421)                (26)              4,004        8,360          --
                                            ---------  ---------            --------          ----------   ----------   ---------
Costs of revenues:
    License.............................        1,162         --                  --               1,162          734          --
    Services............................           94        (94)   (3)           --                  --          731          --
    Non-cash............................           --         --                  --                  --           --       1,714
    Hardware............................          444         --                 (28)    (3)         416           --          --
    Inventory Charge....................       13,420         --                  --              13,420           --          --
                                            ---------  ---------            --------          ----------   ----------   ---------
       Total cost of revenues...........       15,120        (94)                (28)             14,998        1,465       1,714
                                            ---------  ---------            --------          ----------   ----------   ---------

       Gross profit.....................      (10,669)      (327)                  2             (10,994)       6,895      (1,714)
                                            ---------  ---------            --------          ----------   ----------   ---------
Operating expenses:
    Research and development
       Non-cash compensation............        2,082        (45)   (8)           (4)    (8)       2,033           --          --
       Other research and
       development expense..............        4,490       (693)   (4)         (775)    (4)       3,022        3,687          --
    Sales and marketing
       Non-cash compensation and other
       expense..........................           87         (6)   (8)          (44)    (8)          37           --          --

       Other selling and marketing
       expense..........................        5,409       (349)   (5)       (1,768)    (6)       3,292        7,115          --
    General and administrative
       Non-cash compensation............          387         (4)   (8)           --                 383          337          --
       Other general and administrative
        expense.........................        6,497       (293)   (10)        (145)              6,059        4,311          --
       Provision for doubtful accounts..          784       (126)                 --                 658           76
    Depreciation and amortization.......        2,413       (216)   (7)       (1,070)    (7)       1,127        1,932          --
    Acquired in-process research and
       development......................           --         --                  --                  --           --          --
                                            ---------  ---------            --------          ----------   ----------   ---------
       Total operating expenses.........       22,149     (1,732)             (3,806)             16,611       17,458
                                            ---------  ---------            --------          ----------   ----------   ---------

Operating income (loss).................      (32,818)     1,405               3,808             (27,605)     (10,563)     (1,714)

Interest (income) expense, net
and other income........................       (1,567)        83    (11)          --              (1,484)         281          --
Gains on sales of assets................       52,037         --                  --              52,037           --          --
                                            ---------  ---------            --------          ----------   ----------   ---------

Income (loss) before income taxes.......       20,786      1,322               3,808              25,916      (10,844)     (1,714)
                                            ---------  ---------            --------          ----------   ----------   ---------

Accretion of redemption value of
 Series D
Redeemable Preferred Shares.............           --         --                  --                           (1,666)      1,666
Provision for income taxes..............        1,123     (1,808)                 --                (685)          --          --
                                            ---------  ---------            --------          ----------   ----------   ---------

Net income (loss).......................    $  19,663  $   3,130            $  3,808          $   26,601   $  (12,510)  $     (48)
                                            =========  =========            ========          ==========   ==========   =========
Basic net income per weighted
average share of common stock
outstanding.............................    $    1.09  $    0.17            $    .21          $     1.48                $   (0.01)
                                            =========  =========            ========          ==========                =========

Weighted average shares outstanding
in the common share calculation-
basic...................................       17,982     17,982              17,982              17,982                    8,000
                                            =========  =========            ========          ==========                =========

Diluted net income per weighted
average share of common stock
outstanding.............................    $.   1.01  $     .16            $   0.20          $     1.37                $     .01
                                            =========  =========            ========          ==========                =========

Weighted average shares outstanding
in the common share calculation-
 diluted................................       19,451     19,451              19,451              19,451                    8,500
                                            =========  =========            ========          ==========                =========
                                                           Pro Forma
                                                           Combined
                                               Notes      (Unaudited)
                                              -------    ------------
Revenues:
    License ................................              $   10,559
    Services................................                   1,394
    Hardware................................                     411
                                                          ----------
       Total revenues.......................                  12,364
                                                          ----------

Costs of revenues:
    License.................................                   1,896
    Services................................                     731
    Non-cash................................   (12)            1,714
    Hardware................................                     416
    Inventory Charge........................                  13,420
                                                          ----------
       Total cost of revenues...............                  18,177
                                                          ----------

       Gross profit.........................                  (5,813)
                                                          ----------
Operating expenses:
    Research and development
       Non-cash compensation................                   2,033
       Other research and
       development expense..................                   6,709
    Sales and marketing
       Non-cash compensation and other
       expense..............................                      37

       Other selling and marketing
       expense..............................                  10,407
    General and administrative
       Non-cash compensation................                     720
       Other general and administrative
       expense..............................                  10,370
       Provision for doubtful accounts......                     734
    Depreciation and amortization...........                   3,059
    Acquired in-process research and
       development..........................                      --
                                                          ----------
       Total operating expenses.............                  34,069
                                                          ----------
Operating income (loss).....................                 (39,882)

Interest (income) expense, net and other
income......................................                  (1,203)
Gains on sales of assets....................                  52,037
                                                          ----------

Income (loss) before income taxes...........                  13,358
                                                          ----------
Accretion of redemption value of Series D
Redeemable Preferred Shares.................   (18)               --
Provision for income taxes..................                    (685)
                                                          ----------

Net income (loss)...........................              $   14,043
                                                          ==========

Basic net income per weighted average
share of common stock outstanding...........              $      .54
                                                          ==========

Weighted average shares
outstanding in the common share calculation-
basic.......................................   (13)           25,982
                                               ====       ==========

Diluted net income per weighted average
share of common stock outstanding...........              $      .50
                                                          ==========

Weighted average shares outstanding in the
common share calculation- diluted...........   (13)           27,951
                                               ====       ==========

        See notes to unaudited pro forma combined financial statements.

                           RAVISENT TECHNOLOGIES, INC.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               September 30, 2001
                      (In thousands, except per share data)



                                                                                    (14)
                                                        RAVISENT                  eMation                                Pro Forma
                                                       Historical                 Historical      Pro Forma               Combined
                                                       (Unaudited)               (Unaudited)     Adjustments     Notes   (Unaudited)
                                                      --------------           ---------------  --------------  -------- -----------
Current assets:
    Cash and cash equivalents........................    $  56,405                    $    815              --             $ 57,220
    Accounts receivable, net of allowance for
       doubtful accounts.............................          645                       3,385              --                4,030
    Inventory........................................        8,078                         130              --                8,208
    Prepaid expenses.................................          772                          --              --                  772
    Loans receivable - officer.......................          556                          --              --                  556
    Deferred acquisition costs.......................        2,233                          --              --                2,233
    Other assets.....................................          797                         536              --                1,333
                                                         ---------                    --------      ----------             --------
         Total current assets........................       69,486                       4,866              --               74,352
                                                         ---------                    --------      ----------             --------

    Furniture and equipment, net.....................        1,450                       1,178              --                2,628
    Goodwill.........................................        1,950                       5,455          11,134   (15)        18,539
    Other Intangibles................................        2,777                         770           8,975   (15)        12,522
    Loan receivable..................................        2,516                          --          (2,516)                  --
    Other assets.....................................           12                         390              --                  402
    Severance fund...................................                                      311                                  311
                                                         ---------                    --------      ----------             --------
         Total assets................................    $  78,191                    $ 12,970      $   17,593             $108,754
                                                         ---------                    --------      ----------             --------

  Current liabilities
    Accounts payable.................................    $   2,372                    $  2,743              --             $  5,115
    Accrued expenses and other.......................        5,336                       2,972           3,400   (16)        11,708
    Income tax payable...............................        1,075                          --              --                1,075
    Other current liabilities........................           46                       1,313              --                1,359
    Deferred revenue.................................          369                       1,118              --                1,487
                                                         ---------                    --------      ----------             --------
         Total current liabilities...................        9,198                       8,146           3,400               20,744
                                                         ---------                    --------      ----------             --------

  Notes payable......................................           --                       2,386              --                2,386
  Other long-term liabilities........................           --                         423              --                  423
  Loan payable ......................................           --                       2,516          (2,516)                  --
  Deferred income taxes..............................          564                          --              --                  564
                                                         ---------                    --------      ----------             --------
         Total liabilities...........................        9,762                      13,471             884               24,117
                                                         ---------                    --------      ----------             --------


     Preferred shares (redeemable)                                                      26,617         (26,617)  (18)           --


  Stockholders' equity (deficiency)..................
    Convertible preferred stock......................                                       41             (41)  (18)           --
    Common stock.....................................           19                          47             (39)  (18)           27

    Additional paid in capital.......................      123,671                      11,339           8,820   (19)       143,830
    Deferred compensation ...........................       (1,487)                       (186)           (661)  (17)        (2,334)
    Accumulated deficit..............................      (52,714)                    (38,194)         35,082   (20)       (55,826)
    Accumulated other comprehensive income ..........         (192)                       (165)            165   (20)          (192)
    Treasury stock at cost...........................         (868)                         --              --                 (868)
                                                         ---------                   ---------      ----------             --------
     Total stockholders' equity (deficiency).........       68,429                     (27,118)         43,326               84,637
                                                         ---------                   ---------      ----------             --------

        Total liabilities and stockholders' equity...    $  78,191                   $  12,970      $   17,593             $108,754
                                                         =========                   ---------      ----------             --------

        See notes to unaudited pro forma combined financial statements.

                      NOTES TO UNAUDITED PRO FORMA COMBINED
                              FINANCIAL STATEMENTS

1. BASIS OF PRO FORMA PRESENTATION

On June 27, 2001, we, eMation and certain of its shareholders entered into a share purchase agreement (which was amended and restated as of July 27, 2001 and October 5, 2001), the closing of which occurred on December 7, 2001 and included eMation becoming our wholly-owned subsidiary.

The unaudited pro forma combined statement of operations for the year ended December 31, 2000 has been prepared to give effect to the eMation acquisition and the sale of our consumer electronics and Internet appliance businesses as if each had occurred on January 1, 2000. The unaudited pro forma combined statement of operations for the nine-month period ended September 30, 2001 has also been prepared to give effect to each of the above transactions as if they had occurred on January 1, 2000. The unaudited pro forma combined balance sheet as of September 30, 2001 has been prepared to give effect to the eMation acquisition as if it had occurred on September 30, 2001 and to give effect to the sale of our consumer electronics and Internet appliance business assets as of their respective dates of divestiture.

The effects of the eMation acquisition have been presented using the purchase method of accounting and accordingly, the purchase price was allocated to the estimated fair value of the assets acquired and liabilities assumed based upon management's best preliminary estimate of fair value with any excess purchase price being allocated to identifiable intangible assets and goodwill. The preliminary allocation of the purchase price will be subject to further adjustments, which are not anticipated to be material, as we finalize our allocation of purchase price in accordance with generally accepted accounting principles.

The purchase price allocation was based on the fair market value of eight million shares of RAVISENT common stock of $17.4 million, or $2.18 per share, and the estimated fair value of $2.7 million of the 1.55 million shares of RAVISENT common stock to be issued upon the exercise of eMation stock options which were assumed in the acquisition.

The following represents the preliminary allocation of the purchase price over the estimated fair values of the acquired assets and assumed liabilities of eMation at September 30, 2001 and is for illustrative pro forma purposes only. Assuming the transaction occurred on September 30, 2001, the allocation would have been as follows (in thousands):

     Purchase Consideration:



     Fair value of common stock.................................... $ 17,440
     Fair value of options assumed.................................    2,727
     Direct transaction costs......................................    3,400
                                                                    --------
     Total purchase consideration.................................. $ 23,567
                                                                    ========
     Allocation of Purchase Consideration:
     Cash.......................................................... $    815
     Accounts receivable, net......................................    3,385
     Furniture and equipment.......................................    1,178
     Other assets..................................................    1,367
     Liabilities assumed...........................................  (13,471)
     Acquired in-process research and development..................    3,112
     Deferred stock compensation...................................      847
     Goodwill......................................................   16,589
     Developed technology..........................................    1,378
     Core technology...............................................    7,055
     Patent Applications...........................................      990
     Customer Base.................................................      322
                                                                    --------
     Total......................................................... $ 23,567
                                                                    ========

                      NOTES TO UNAUDITED PRO FORMA COMBINED
                        FINANCIAL STATEMENTS -(Continued)


2. PRO FORMA ADJUSTMENTS

                            Statements of Operations

The accompanying unaudited pro forma combined statements of operations for the year ended December 31, 2000 and for the nine months ended September 30, 2001 have been prepared as if the sale of certain assets related to our consumer electronics and Internet appliance businesses and the eMation acquisition were each completed as of January 1, 2000 and reflect the following pro forma adjustments:

(1) All pro forma adjustments presented for the year ended December 31, 2000 assume that the sales of the consumer electronics and Internet appliance assets and the eMation acquisition were completed on January 1, 2000. All pro forma adjustments presented for the nine months ended September 30, 2001 also assume that the asset sales to Phoenix Technologies and STMicroelectonics and the eMation acquisition were completed on January 1, 2000. Adjustments for the write-off of the in-process research and development related to the eMation acquisition have not been reflected in the statement of operations as its effect is nonrecurring.

(2) These adjustments reflect the loss of license, services and hardware revenues that would have resulted for the respective periods presented had we consummated the respective asset sales on January 1, 2000.

(3) These adjustments reflect the reduction of cost of revenues associated with license and services and hardware revenues that would have resulted for the respective periods presented had we consummated the respective asset sales on January 1, 2000.

(4) These adjustments reflect the reduction of research and development costs that would have resulted for the respective periods presented had we consummated the respective asset sales on January 1, 2000. This reduction is primarily related to the employees who joined STMicroelectronics and Phoenix Technologies as part of these transactions.

(5) This adjustment reflects the reduction of sales and marketing costs that would have resulted for the respective periods presented had we consummated the sale on January 1, 2000. This reduction is primarily related to the employees who joined STMicroelectronics as part of the consumer electronics transaction.

(6) This adjustment reflects the reduction of sales and marketing costs that would have resulted for the respective periods presented had we consummated the sale on January 1, 2000. This reduction is primarily related to advertising expenses of approximately $2,400 and $1,835 for the year ended December 31, 2000 and the nine months ended September 30, 2001, respectively, in connection with a distribution agreement with a South American distributor of our Internet appliances for the period.

(7) These adjustments reflect the reduction of depreciation and goodwill amortization, primarily related to the goodwill of our consumer electronics and Internet appliance businesses, which would have resulted for the respective periods presented had we consummated the respective asset sales on January 1, 2000.

(8) These adjustments reflect the reduction of compensation related to stock options that would have resulted for the respective periods presented had we consummated the respective asset sales on January 1, 2000.

(9) This adjustment reflects the reduction of compensation related to stock options that would have resulted had we consummated the sale on January 1, 2000, for the year ended December 31, 2000. For the year ended December 31, 2000 this reduction is primarily related to the amortization and subsequent impairment of an intangible asset related to a warrant valued at $5,661 which was recorded in connection with a distribution agreement with a South American distributor of our Internet appliances.

(10) This adjustment reflects the reduction of general and administrative costs that would have resulted for the respective periods presented had we consummated the sale on January 1, 2000. This reduction is primarily related to the employees that have joined STMicroelectronics as part of that transaction and a decrease in rent expense due to the assumption by STMicroelectronics of our corporate headquarters lease.

(11) These adjustments reflect the reduction in interest expense associated with a portion of the purchase price, discounted and payable in annual installments, in connection with the acquisition of VIONA Development Hard and Software Engineering GmbH & Co. KG in 1998 and a foreign currency gain associated with the payment on the liability. In addition, this adjustment reflects the reversal of the estimated income taxes in connection with the sale of consumer electronics assets.

                      NOTES TO UNAUDITED PRO FORMA COMBINED
                        FINANCIAL STATEMENTS -(Continued)


(12) Non-cash charge represents the amortization of the estimated core technology, developed technology, patent application and customer base intangible assets that would have resulted in connection with the eMation acquisition. These intangible assets are being amortized over their estimated useful life of two to five years.

(13) The basic and diluted weighted average common shares outstanding and net income or (loss) per share amounts have been adjusted to reflect the issuance of 8 million shares of RAVISENT common stock in connection with the acquisition and the effect of our assumption of eMation stock options, unless antidilutive, as if the shares and options had been outstanding from January 1, 2000.

Balance Sheet

The accompanying unaudited pro forma combined balance sheet has been prepared as if the eMation acquisition was completed on September 30, 2001 and reflects the following pro forma adjustments:

(14) All pro forma information contained in the September 30, 2001 unaudited pro forma combined balance sheet assumes that the eMation acquisition occurred on September 30, 2001.

(15) These adjustments represent the elimination of eMation's historical goodwill and intangible assets of $6,225 and the recording of $16,589 in goodwill and $9,745 of identifiable intangible assets arising as a result of the eMation acquisition. The identifiable intangible assets resulting from the transaction are core and developed technology. Core technology is existing technology which can be leveraged across several current and future product offerings. Developed technology is technology which is sold in the current product offerings. The balance of the intangible assets resulting from the transaction is goodwill which is attributable to eMation's workforce, sales and other synergies that result from the combination and industry interest in DRM. In accordance with SFAS 142 the carrying value of the goodwill will be evaluated on a periodic basis for impairment if an event occurs or circumstances change, which could give rise to an impairment charge.

(16) This adjustment represents the accrual for the estimated professional fees in connection with the eMation acquisition.

(17) This adjustment includes the elimination of eMation's historical deferred compensation of $186, as well as an adjustment for $847 for unvested options issued below fair market value issued in connection with the eMation acquisition which will be recognized as compensation expense over the future vesting period of the options.

(18) This adjustment represents the par value for the issuance of 8 million shares of RAVISENT common stock, the elimination of eMation's historical par value of ordinary shares and the elimination of eMation's preferred shares, including the Series D Redeemable Preferred Shares, in connection with the eMation acquisition.

(19) This adjustment includes the elimination of eMation's historical additional paid in capital of $11,339, as well as adjustments for an increase of $20,200 representing the fair value of RAVISENT common stock and options issued as a result of the eMation acquisition.

(20) This adjustment represents the elimination of the historical accumulated deficit of eMation of $38,194, and elimination of the accumulated other comprehensive income of $165. The pro forma adjustment for accumulated deficit also includes an estimated in-process research and development charge of $3,112 in connection with the eMation acquisition.





(c) EXHIBITS: The following documents are filed as exhibits herewith or incorporated by reference herein:

    Consent of Independent Auditors

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          RAVISENT TECHNOLOGIES INC.
                                 (Registrant)





     Date: February 20, 2002        By:  /s/ Thomas J. Fogarty
                                       ------------------------------------
                                       Thomas J. Fogarty,
                                       EVP & CFO

                                 EXHIBIT INDEX

EXHIBIT
-------

23.  Consent of Independent Auditors